UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BAYWOOD INTERNATIONAL, INC.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No Fee required.

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined): The maximum value of the consideration to be received by the registrant for the proposed transaction is $8,250,000.  The fee is based on one fiftieth of 1% of this value.

(4) Proposed maximum aggregate value of transaction: $8,250,000

(5) Total fee paid: $1,650

☐	Fee paid previously with preliminary materials

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

BAYWOOD INTERNATIONAL, INC.
9380 E. Bahia Drive, Suite A201
Scottsdale, AZ 85260
(480) 951-3956

To Our Stockholders:

The purpose of this letter is to inform you that we intend to take the following actions:

•

to sell substantially all of the assets in our wholly-owned subsidiary, Nutritional Specialties, Inc. pursuant to an Asset Purchase Agreement, dated July 24, 2009; and

•

to amend our Articles of Incorporation, as amended, by written consent of our stockholders to change our name from “Baywood International, Inc.” to “New Leaf Brands, Inc.”

WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and our Amended and Restated By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the Asset Purchase Agreement and the amendment of our Articles of Incorporation, as amended. Please read the accompanying Information Statement carefully.

The Information Statement is being mailed to stockholders on or about August 21, 2009.

By Order of the Board of Directors,

By:	/s/ Neil Reithinger ---------------------------- Neil Reithinger Secretary August 7, 2009

BAYWOOD INTERNATIONAL, INC.

9380 E. Bahia Drive, Suite A201

Scottsdale, AZ 85260

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement will be mailed on or about August 21, 2009 to the stockholders of record of Baywood International, Inc., at the close of business on August 5, 2009 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part. This Information Statement is being furnished to our stockholders to inform you of the adoption of resolutions by written consent by the holders of a majority of our total voting capital stock.

The resolutions give us authority to (1) sell all or substantially all of the rights and assets of Nutritional Specialties, Inc., our wholly-owned subsidiary, constituting substantially all of our assets to Nutra, Inc., a subsidiary of Nutraceutical International Corporation, pursuant to an Asset Purchase Agreement, dated July 24, 2009 (the “Asset Sale”) and (2) amend our Articles of Incorporation, as amended, to change our corporate name to New Leaf Brands, Inc. Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to the above actions. In addition, pursuant to the laws of the State of Nevada, the actions taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our Board of Directors determined to pursue stockholder actions by majority written consent of our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above actions to our stockholders in a timely manner. Additionally, our Board believed that implementing the above actions in a timely manner would be in the best interests of our Company and our stockholders so that we can pursue our new planned strategic direction, assuming the transaction is consummated, as soon as possible.

The above actions will become effective 20 days following the filing of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

SUMMARY TERM SHEET FOR THE ASSET SALE

Effective July 24, 2009, together with Nutritional Specialties, Inc., we entered into an Asset Purchase Agreement (the “Agreement”) with Nutra, Inc., a subsidiary of Nutraceutical International Corporation. The material terms of the Agreement are as follows and are described in more detail beginning on page 1 of this Information Statement:

•

We agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business for a purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments.

•

The $8,250,000 purchase price includes $1,000,000 for the LifeTIME trademark and the goodwill associated with the trademark.  A third party has a right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark.  On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark therefore Nutra, Inc. will pay the entire purchase price, assuming all other conditions are met.

•

If the estimated net asset value of the assets being sold is greater or less than the minimum net asset value of $1,848,604, the purchase price payable at closing will be increased or decreased by the amount of such difference on a dollar-for-dollar basis.

•

$250,000 of the purchase price will be held back by Nutra, Inc. for one year following the closing of the Asset Sale to satisfy any amounts owed by us to Nutra, Inc. pursuant to the Agreement, including, at Nutra, Inc.’s option, any post-closing adjustments to the purchase price.

•

The closing of the Asset Sale was subject to the approval by a majority vote of the outstanding shares of our Company which was received on August 6, 2009.

•

The final closing of the Agreement is subject to certain releases including final consents from our Company’s senior lender, Vineyard Bank, N.A.

•

If the closing of the Asset Sale has not occurred by October 15, 2009 due to any failure of any of the conditions to closing described in the Agreement, then Nutra, Inc. may terminate the Agreement at its sole option unless Nutra, Inc. elects in writing to extend the Agreement for one or more successive periods of 30 days.

•

We have agreed to indemnify Nutra, Inc. for any losses arising out of our breach of the representations and warranties or covenants contained in the Agreement.  Nutra, Inc. may only bring claims for losses which exceed, in the aggregate, $50,000 and only for that amount by which the losses exceed $50,000.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date of August 5, 2009, we had authorized 500,000,000 shares of common stock, of which 8,619,022 shares were issued and outstanding. Each share of common stock has one vote.  As of the Record Date, we had authorized 540,000 shares of Series I 8% Cumulative Convertible Preferred Stock (the “Series I Preferred Stock”), of which 535,000 shares were issued and outstanding.  Each share of Series I Preferred Stock is entitled to the number of votes equal to the number of shares of common stock that each share of Series I Preferred Stock is convertible into, or 16.67 votes.  For example, as of the Record Date, if a holder owns 1,000 shares of Series I Preferred Stock, such Series I Preferred shares are convertible into 16,667 shares of common stock.  The holder is therefore entitled to 16,667 votes.  As of the Record Date, we had authorized 20,000 shares of Series J 6% Redeemable Convertible Preferred Stock (the “Series J Preferred Stock”), of which 20,000 shares are issued and outstanding.  Each share of Series J Preferred Stock is entitled to the number of votes equal to the number of shares of common stock that each share of Series J Preferred Stock is convertible into, or 25 votes.  The Series I and Series J Preferred Stock holders vote together with our common stock as one class.

A vote by the holders of at least a majority of our total voting capital stock is required to effect each of the actions described in this Information Statement. Therefore a majority of the 18,035,739 total votes represented by the outstanding shares of voting capital stock of our Company is required to pass the stockholder resolutions for these actions.

On August 6, 2009, a majority of votes representing 13,738,137 shares or 76.2% of shares entitled to vote, executed a written consent in favor of the action to carry out the Asset Sale and the action to effect the name change. The voting information is included in the table as follows:

	Total potential vote	Total actual vote	% voted
Series I	8,916,717	7,058,335	79%
Series J	500,000	362,500	73%
Common Stock	8,619,022	6,317,302	73%

Total	18,035,739	13,738,137	76%

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposed actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on September 12, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of July 31, 2009, by each person known by us to (i) beneficially own more than 5% of our common stock and by each of our (ii) directors, (iii) named executive officers at the end of our most recently completed fiscal year as defined in Regulation S-K, Item 402(m)(2) and (iv) all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares beneficially owned, except to the extent that authority is shared by spouses under applicable law.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class (2)
Common	Neil Reithinger (3)	961,757	10.1%

Common	Karl H. Rullich (4)	953,600	11.1%

Common	O. Lee Tawes, III (5)	4,233,385	39.0%

Common	Thomas Pinkowski (6)	1,467,500	16.3%

Common	David Tsiang (7)	323,234	3.6%

Common	Neil Russell (8)	122,917	1.4%

Common	Skae Beverage International, LLC (9)	2,158,453	23.1%

Common	R. Scott Ricketts (10)	308,736	3.5%

Common	Eric Skae (11)	4,104,178	36.4%

Common	GCE Property Holdings, Inc. (12) 1290 Avenue of the Americas New York, NY 10104	2,352,941	21.4%

Common	Lorraine DiPaolo (13) c/o Northeast Securities, Inc. 100 Wall Street, 8th Floor New York, NY 10005	2,292,816	21.5%

All executive officers and directors as a group (7 persons)		11,521,706	74.4%

(1)

Unless otherwise indicated, the mailing address for each party listed is c/o Baywood International, Inc., 9380 E. Bahia Dr., Suite A201, Scottsdale, AZ 85260.

(2)

Based on 8,619,022 common shares issued and outstanding on July 31, 2009.

(3)

Mr. Reithinger beneficially owns 161,757 common shares, an option to purchase 500,000 common shares at an exercise price of $1.00 per share and an option to purchase 300,000 common shares at an exercise price of $0.80 per share.

(4)

Mr. Rullich beneficially owns 953,600 common shares.

(5)

Mr. Tawes beneficially owns 2,024,426 common shares, an option to purchase 10,000 common shares at an exercise price of $1.60 per share, a warrant to purchase 125,000 common shares at an exercise price of $0.40 per share, a warrant to purchase 250,000 common shares at an exercise price of $0.40 per share, a warrant to purchase 100,000 common shares at an exercise price of $0.80 per share, a warrant to purchase 50,000 common shares at an exercise price of $0.80 per share, a warrant to purchase 50,000 common shares at an exercise price of $0.79 per share, a warrant to purchase 150,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 78,125 common shares at an exercise price of $0.80 per share, a warrant to purchase 312,500 common shares at an exercise price of $0.80 per share, a warrant to purchase 250,000 common shares at an exercise price of $0.85 per share and 50,000 shares of Series I Convertible Preferred Stock that are convertible into 833,334 common shares at a conversion price of $0.60 per share.

(6)

Mr. Pinkowski beneficially owns 1,100,000 common shares, a warrant to purchase 17,500 common shares at an exercise price of $1.00 per share, 100,000 common shares issuable upon conversion of a $100,000 convertible note at a conversion price of $1.00 per share and an option to purchase 250,000 common shares at an exercise price of $1.80 per share.

(7)

Mr. Tsiang beneficially owns 62,766 common shares, warrants to purchase 21,250 common shares at an exercise price of $0.40 per share, warrants to purchase 155,000 common shares at an exercise price of $0.80 per share, warrants to purchase 25,884 common shares at an exercise price of $0.85 per share and 3,500 shares of Series I Convertible Preferred Stock that are convertible into 58,334 common shares, at a conversion price of $0.60 per share.

(8)

Mr. Russell beneficially owns warrants to purchase 6,250 common shares at an exercise price of $0.40 per share, 2,500 shares of Series I Convertible Preferred Stock that are convertible into 41,667 common shares at a conversion price of $0.60 per share, an option to purchase 12,500 common shares at an exercise price of $1.00 per share and an option to purchase 62,500 common shares at an exercise price of $0.79 per share.

(9)

Skae Beverage International, LLC beneficially owns 1,444,444 common shares and 714,009 common shares issuable upon the conversion of a promissory note with a principal amount of $1,000,000 plus approximately $71,014 of accrued interest as of July 31, 2009, at a conversion price of $1.50 per share. Mr. Eric Skae is the sole control person of Skae Beverage International, LLC and, as such, has full voting and dispositive control over the shares held by Skae Beverage International, LLC.

(10)

Mr. Ricketts beneficially owns a warrant to purchase 28,736 common shares at an exercise price of $0.87 per share, 10,000 shares of Series J Preferred Stock, that are convertible into 250,000 common shares at a conversion price of $0.40 per share and an option to purchase 30,000 common shares at an exercise price of $0.74 per share.

(11)

Mr. Skae beneficially owns an option to purchase 50,000 common shares with an exercise price of $0.90 per share, which expires on September 9, 2013, a warrant to purchase 150,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 145,000 common shares at an exercise price of $0.85 per share, a warrant to purchase 100,000 common shares at an exercise price of $0.85 per share and 240,709 common shares issuable through the conversion of a $200,000 note plus accrued interest of $4,603 at July 31, 2009 at a exercise price of $0.85. Through Skae Beverage International, Inc., Mr. Skae beneficially owns 1,444,444 common shares and 714,009 common shares issuable upon the conversion of a promissory note with a principal amount of $1,000,000 plus approximately $71,014 of accrued interest as of July 31, 2009, at a conversion price of $1.50 per share. In addition, through various individuals related to Mr. Skae, Mr. Skae beneficially owns a total of 1,260,016 common shares issuable upon the conversion of promissory notes with a total principal amount of $1,000,000 plus approximately $71,014 of accrued interest as of July 31, 2009. The note plus accrued interest may only be converted to common stock upon an event of default. Assuming conversion on July 31, 2009, these promissory notes are convertible at $0.85 per share.

(12)

Includes 1,176,471 common shares issuable upon the conversion of a 12% Subordinated Note with an conversion price of $0.85 per share and a maturity date of the earlier of (i) September 4, 2009 or (ii) no more than 15 business days following the closing of a debt or equity financing or series of debt or equity financings in which we receive at least $4,000,000 of gross proceeds; and 1,176,470 common shares issuable upon the exercise of warrants with an exercise price of $0.85 per share and an expiration date of September 5, 2013. Kenneth L. Henderson, as President of GCE Property Holdings, Inc., has voting and dispositive control over the securities.

(13)

Includes 261,218 common shares, 23,750 common shares issuable upon exercise of a warrant with an exercise price of $1.00 per share and expiration date of March 30, 2012, 76,719 common shares issuable upon exercise of a warrant with an exercise price of $0.80 per share and expiration date of March 30, 2012, 117,648 common shares issuable upon the conversion of a 12% Subordinated Note with an exercise price of $0.85 per share and a maturity date of the earlier of (i) September 4, 2009 and (ii) no more than 15 business days following the closing of a debt or equity financing in which we receive at least $4,000,000 of gross proceeds and 117,647 common shares issuable upon exercise of a warrant with an exercise price of $0.85 per share and expiration date of September 5, 2013. In addition, through her spouse, Gordon DiPaolo, Ms. DiPaolo beneficially owns 50,000 shares of Series I Convertible Preferred Stock that are convertible into 833,334 common shares at a conversion price of $0.60 per share, 50,000 common shares issuable upon exercise of a warrant with an exercise price of $0.40 per share and expiration date of March 30, 2012, 62,500 common shares issuable upon exercise of a warrant with an exercise price of $0.80 per share and expiration date of April 4, 2013, 300,000 common shares issuable upon exercise of a warrant with an exercise price of $0.85 per share and expiration date of February 9, 2014 and 450,000 common shares issuable upon exercise of a warrant with an exercise price of $0.40 per share and an expiration date of May 1, 2014.

ACTION: TO SELL ALL OR SUBSTANTIALLY ALL OF THE RIGHTS AND ASSETS OF NUTRITIONAL SPECIALTIES, INC., OUR WHOLLY-OWNED SUBSIDIARY, PURSUANT TO AN ASSET PURCHASE AGREEMENT WITH NUTRA, INC., A SUBSIDIARY OF NUTRACEUTICAL INTERNATIONAL CORPORATION

Recommendation of the Board of Directors

On July 23, 2009, our Board of Directors unanimously approved entry into an Asset Purchase Agreement with Nutra, Inc., a subsidiary of Nutraceutical International Corporation, a Delaware corporation (the “Agreement”) and the transactions contemplated thereby (the “Asset Sale”). The Board has determined that the Agreement and the Asset Sale are advisable to and in the best interests of our Company and our stockholders. The Board considered many factors in reaching its conclusion, including, without limitation, the value that stockholders would realize in the Agreement and the Asset Sale compared to the value likely to be realized by our stockholders in the event we did not enter into the foregoing transaction. After making such determination, the Board believed that the sale of our nutraceutical business, assuming the transaction is consummated, would also allow our Company to pursue a new strategic direction to build a beverage company around our New Leaf® brand of ready-to-drink teas and other functional beverages. On July 24, 2009, we entered into the Agreement subject to, among other things, stockholder approval. The Board directed that the Agreement and the Asset Sale be submitted to a vote for approval by our stockholders. On August 6, 2009, a majority of our stockholders approved the Agreement and the Asset Sale. A copy of the Agreement is included as Appendix A to this Information Statement and is incorporated by reference in its entirety into this Information Statement.

Contact Information

Our principal executive offices are located at 9380 E. Bahia Drive, Suite A201, Scottsdale, AZ 85260. Our telephone number is (480) 951-3956.

The principal executive offices of Nutra, Inc. are located at 1500 Kearns Boulevard, Park City, Utah 84060. Nutra’s telephone number is (435) 655-6000.

Business Conducted

Prior to entering into the Agreement, our business was to develop, market and distribute healthy and functional ready-to-drink beverages and nutraceutical products. Our main focus was on creating products that incorporate functional ingredients or offer other natural health benefits by targeting niche markets and mainstream movement with strong consumer demand. We operated through the combination of a diversified nutraceutical company that promoted our LifeTime® brand, and a premium ready-to-drink tea company that promoted our New Leaf brand. The LifeTime brand was acquired in March 2007 with the acquisition of Nutritional Specialties, Inc. and the New Leaf brand was acquired in September 2008 with the acquisition of Skae Beverage International, LLC.

Our new planned strategic direction, assuming the transaction with Nutra, Inc. is consummated, is to build a beverage company around our New Leaf brand of ready-to-drink teas and other new functional beverages. Additionally, assuming the transaction with Nutra, Inc. is consummated, we will no longer develop, market and distribute nutraceutical products.

Nutra, Inc. is a subsidiary of Nutraceutical International Corporation, a Delaware corporation. Nutraceutical is an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products. Internationally, Nutraceutical markets and distributes branded nutritional supplements and other natural products to and through health and natural product distributors and retailers. Nutraceutical’s core business strategy is to acquire, integrate and operate, from beginning to end, the manufacturing, marketing and distribution of branded nutritional supplement businesses in the natural products industry. Nutraceutical was formed in 1993 by senior management and Bain Capital, Inc. to effect a consolidation strategy in the fragmented vitamin, mineral, herbal and other nutritional supplements industry. Since its formation, Nutraceutical has completed twenty-five acquisitions of assets or stock.

Terms of the Transaction

Effective July 24, 2009, together with Nutritional Specialties, Inc., we entered into the Agreement with Nutra, Inc., a subsidiary of Nutraceutical International Corporation. Pursuant to the Agreement, we agreed to sell substantially all of the rights and assets of Nutritional Specialties, Inc.’s business, including but not limited to its accounts, notes receivable and other receivables, inventory, tangible assets, rights existing under assigned purchase orders, proprietary rights, government licenses, customer lists, records, goodwill and assumed contracts. Certain rights and assets were excluded from the purchased assets, including the right to market, sell and distribute beverages as described in the Agreement. In exchange for the foregoing, Nutra, Inc. agreed to pay an aggregate purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments.

The final closing of the Asset Sale is subject to the following contingencies and requirements:

•

The approval by a majority vote of the outstanding shares of our Company which was received on August 6, 2009;

•

Obtaining certain releases including final consents from our Company’s senior lender, Vineyard Bank, N.A.;

•

If the closing of the Asset Sale has not occurred by October 15, 2009 due to any failure of any of the conditions to closing described in the Agreement, then Nutra, Inc. may terminate the Agreement at its sole option unless Nutra, Inc. elects in writing to extend the Agreement for one or more successive periods of 30 days;

•

$250,000 of the purchase price will be held back by Nutra, Inc. for one year following the closing of the Asset Sale to satisfy any amounts owed by us to Nutra, Inc. pursuant to the Agreement, including, at Nutra, Inc.’s option, any post-closing adjustments to the purchase price; and

•

The $8,250,000 purchase price is comprised of $7,250,000 for the purchased assets plus $1,000,000 for the LifeTIME trademark and the goodwill associated with the trademark. A third party has a right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark. On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark therefore Nutra, Inc. will pay the entire purchase price, assuming all other conditions are met.

Pursuant to the Agreement, the assets of Nutritional Specialties, Inc. will be evaluated at closing to see if they have a minimum net asset value as of the closing date, after giving effect to normal generally accepted accounting principles (“GAAP”), adjustments for reserves and except for routine reductions related to normal amortization and depreciation, equal to $1,848,604. When determining this net asset value at closing (referred to as the “Estimated NAV”), adjustments will be made to the extent that Nutritional Specialties, Inc.’s latest financial statements fail to conform to GAAP. In the absence of reaching a mutual agreement on the Estimated NAV amount at closing, the Estimated NAV shall equal the mean average of both parties’ good faith proposals. If the Estimated NAV is greater or less than $1,848,604, the purchase price payable at closing will be increased or decreased by the amount of such difference on a dollar-for-dollar basis. No later than six months after the closing date, if Nutra, Inc. determines that there is a material difference between the actual net asset value, (the “Actual NAV”) and the Estimated NAV, it will prepare a written statement setting forth the calculation of the Actual NAV. If there is no objection to this calculation, this written statement shall be deemed the final statement. If the parties disagree, they will determine the Actual NAV according to the procedure set forth in the Agreement and the difference between the Actual NAV and the Estimated NAV will be reconciled.

The closing for all the purchased assets as well as the LifeTIME trademark and the goodwill associated with the trademark will take place on the later to occur of (i) the business day that is 21 days following the mailing of the Definitive Information Statement, or (ii) the first business day that is at least 45 calendar days after Nutritional Specialties, Inc. has delivered a notice of right of first refusal to the third party to purchase the LifeTIME trademark and goodwill associated with the trademark. On August 6, 2009, the third party waived its right of first refusal to purchase the LifeTIME trademark and the goodwill associated with the trademark.

Pursuant to the Agreement, we have agreed to indemnify Nutra, Inc. for any losses arising out of our breach of the representations and warranties or covenants contained in the agreement. Nutra, Inc. may only bring claims for losses which exceed, in the aggregate, $50,000 and only for that amount by which the losses exceed $50,000.

Regulatory Approvals

No federal or state regulatory requirements must be complied with, or approval must be obtained, in connection with the foregoing transaction.

Past Contacts, Transaction, Negotiations and Agreements

Other than in connection with the Asset Sale, within the two years prior to the date of this Information Statement, there have not been any negotiations, transactions or material contracts between us or our affiliates and Nutra, Inc. and its affiliates regarding any merger, consolidation, acquisition, tender offer for or other acquisition of any class of our securities, election of our directors or sale or other transfer of a material amount of our assets.

ACTION: AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE OUR NAME TO NEW LEAF BRANDS, INC.

Assuming the Asset Sale described above is consummated, our new planned strategic direction will be to build a beverage company around our New Leaf brand of ready-to-drink teas and other new functional beverages. In order to more accurately reflect the planned business activities of our Company in our name, the Board of Directors has determined to change our name from “Baywood International, Inc.” to “New Leaf Brands, Inc.” We believe that the new name will better reflect the products we offer to our customers and will reduce customer confusion.  Accordingly, on July 23, 2009 our Board of Directors approved, subject to stockholder approval which was received on August 6, 2009, an amendment to our Articles of Incorporation, as amended, to change our name to “New Leaf Brands, Inc.” Even if we do not consummate the Asset Sale, we will implement our name change to "New Leaf Brands, Inc." because we believe it better reflects the strategic direction of our Company.

Our ticker symbol will change as a result of this name change.  Stockholders will not be required to submit their stock certificates for exchange as a result of the name change.  Following the effective date of the amendment changing our name, all new stock certificates issued by us will include our new name. The amendment effecting the name change will become effective following the amendment being filed with the Secretary of State of the State of Nevada, which will be expected to occur as soon as practicable following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.  The name change is reflected in our proposed Articles of Amendment included as Appendix B to this Information Statement.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

HOUSEHOLDING INFORMATION

Some banks, brokers and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this Information Statement may be sent to multiple stockholders sharing an address. We will promptly deliver a separate copy of this Information Statement to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Baywood International, Inc., 9380 E. Bahia Drive, Suite A201, Scottsdale, AZ 85260, or by telephone at (480) 951-3956. Any stockholder who wants to receive a separate copy of this Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker or other record holder, or such stockholder may contact our Company at the above address or telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "SEC") relating to our business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1508, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. You may obtain information on the operations of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least 20 days after the date on which the Definitive Information Statement has been mailed to our stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on September 12, 2009.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited in connection with such actions. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Appendix A

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of July 24,  2009 (the “Effective Date”), by and among Nutritional Specialties, Inc., a Nevada corporation (“Company”) and Baywood International, Inc., a Nevada corporation and the sole shareholder (the “Shareholder”) (Company and Shareholder are collectively the “Sellers”) and Nutra, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, the Company is, among other things, in the business of manufacturing, marketing and distributing dietary supplements under the “LifeTIME” and “Baywood” brand names (such business is defined more specifically below under Section 1.1 as the “Business”) and owns certain tangible and intangible assets associated therewith; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire from the Sellers, and the Sellers desire to sell to Buyer, substantially all of the assets and properties related to the Business.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1

Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management policies of such Person, whether through the voting power of outstanding securities, by contract or otherwise.

(b)

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

(c)

“Business” means the business of manufacturing, marketing and distributing dietary supplements and similar products under the “LifeTIME” and “Baywood” brand names, but specifically excludes the Skae Beverage Business (as defined in Section 10.11(d) below) or any tangible or intangible assets associated with the Skae Beverage Business.

(d)

“Claims” shall mean the written notice from the Buyer to any of the Sellers, describing in reasonable detail the nature of any claim made by the Buyer against any Indemnifying Party (as defined in Section 8.2(c) below) pursuant to this Agreement and the amount of the Loss (as defined in Section 8.2(a) below) with respect thereto, if then known.

(e)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)

“Contracts” shall mean any contracts, agreements and commitments, whether oral or written.

(g)

“Environmental, Health and Safety Requirements” shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

(h)

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(i)

“GAAP” shall mean United States generally accepted accounting principles as promulgated in effect from time to time, consistently applied.

(j)

“Indebtedness” shall mean collectively all obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing (as defined in Section 2.6), or any state of facts existing at or prior to the Closing, including (i) Taxes with respect to or based upon transactions or events occurring on or before the Closing and (ii) liabilities with respect to or based upon loans, indebtedness, promissory notes, debentures, deferred purchase price for property or services, capital lease obligations or similar obligations (or any guaranties of any of the foregoing).

(k)

“Knowledge,” or any similar term or knowledge qualification contained herein, shall mean (i) with respect to any individual, the actual knowledge of such Person after reasonable investigation, and (ii) in the case of any Person other than an individual, the actual knowledge of such Person after the reasonable investigation of all key employees, officers and directors of such Person.

(l)

“Lease” means that certain real property lease dated May 13, 2005, as amended and assigned for Company’s existing facility located at 1967 North Glassell Street, Orange, California, comprising approximately 10,381 square feet of office space.  A copy of the Lease is attached as Exhibit A.

(m)

 “LifeTIME Mark and Goodwill” shall mean U.S. Trademark Registration No. 1,649,254 and the goodwill associated with the LifeTIME mark associated with that United States registration.

(n)

“Lien” shall mean any mortgage, pledge, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim, restriction, or other security interest of any kind.

(o)

“Non-Competition Period” shall mean the period beginning on the Closing Date (as defined in Section 2.6) and ending on the third anniversary of the Closing Date.

(p)

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization, any other business entity or a governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

(q)

“Proprietary Rights” means all of the following owned by, issued to, used by or licensed to any of the Sellers and used in the Business (whether pursuant to a written license or not)(but for purposes of clarity, excluding those used in or associated with the Skae Beverage Business), along with all associated income, royalties, damages and payments due from or payable by any third party (including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof), all other associated rights (including, without limitation, the right to sue and recover for past, present, or future infringements or misappropriations thereof), and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) trademarks, service marks, trade dress, logos, slogans, UPC codes, trade names and corporate names and all registrations and applications for registration thereof, together with all goodwill associated therewith; (ii) copyrights and works of authorship, and all registrations and applications for registration thereof; (iii) computer software (including, without limitation, data, data bases and related documentation); (iv) trade secrets, confidential information, and proprietary data and information (including, without limitation, compilations of data (whether or not copyrighted or copyrightable), ideas, know how, marketing, information, financial and accounting data, business and marketing plans, and customer and supplier lists and related information); (v) internet sites and related code, graphics, assets and other properties related thereto as well as all rights associated therewith, including the Website located at www.lifetimevitamins.com and www.baywoodproducts.com; (vi) all items set forth in Schedule 5.13; (vii) all other intellectual property rights; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

(r)

“Right of First Refusal” means the right of first refusal granted by Company to a certain third party (the “Third Party”) and referenced in a Confidential Agreement dated November 3, 2003, to purchase the LifeTIME Mark and Goodwill.

(s)

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to such tax or additional amounts in respect of the foregoing.

(t)

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

ARTICLE II
PURCHASE AND SALE OF ASSETS

2.1

Purchase and Sale of Assets.

(a)

Purchased Assets.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.6), the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, convey, assign, transfer and deliver to the Buyer by appropriate instruments reasonably satisfactory to the Buyer and its counsel, free and clear of all Liens, all of the assets, properties, rights, titles and interests of every kind and nature owned, licensed or leased by Sellers and used in or related to the Business (including indirect and other forms of beneficial ownership) as of the Closing Date, whether tangible, intangible or personal and wherever located and by whomever possessed, including the Proprietary Rights, including, without limitation, all of the following assets, but excluding all of the Excluded Assets and, for avoidance of doubt, excluding the Skae Beverage Business (collectively, the “Purchased Assets”):

(i)

all Company accounts, notes receivable and other receivables (including accounts receivable), including any prepayments and prepaid expenses;

(ii)

all inventory and related supplies of the Seller and all inventory in transit that has been purchased, including but not limited to those items identified as Inventory in the NAV Schedule attached hereto as Schedule 2.1(a)(ii) (the “NAV Schedule”) (collectively, “Inventory”);

(iii)

all tangible assets of any kind, including all Fixed Assets identified in the NAV Schedule, together with the Accumulated Depreciation associated therewith (as such terms are set forth in the NAV Schedule), and including those assets listed in Schedule 5.4;

(iv)

all claims, deposits, prepayments, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment of every kind and nature;

(v)

all rights existing under those purchase orders to purchase goods or products relating to the Business as listed on the attached “Schedule 2.1(a)(v)” (collectively, the “Assigned Purchase Orders”);

(vi)

all rights under any warranties and indemnification obligations (whether implied or express) received from suppliers to the extent they pertain to the Purchased Assets;

(vii)

the right (but not the obligation) to hire any of the Company’s employees, consultants, independent contractors and brokers;

(viii)

all Proprietary Rights, including electronic and hard copies of any custom software programs, data, web pages and all related underlying software and documentation;

(ix)

all permits, licenses, franchises, and other authorizations obtained from federal, state or local governments or governmental agencies or other similar rights, and all data and records pertaining thereto related to the Business (collectively, “Government Licenses”);

(x)

all insurance, warranty, litigation, class action and condemnation proceeds received after the date hereof with respect to damage, non conformance of or loss to the Purchased Assets, or which otherwise pertain to the Business or the activities conducted therefrom or in connection therewith, and all rights and proceeds under insurance policies to the extent related to or payable in connection with any of the Purchased Assets or the Assumed Liabilities, including those that arise under any certificates of insurance from suppliers or their insurers;

(xi)

all rights to receive mail and other communications addressed to  any of the Sellers related to the Business, except for communications related to the Excluded Assets;

(xii)

all telephone and facsimile numbers related to the Business;

(xiii)

customer lists, price lists and vendor lists and similar items related to the Business;

(xiv)

copies of books, financial and other corporate records to the extent related to the Business;

(xv)

all historical records, images, commercials, advertisements, brochures and similar items;

(xvi)

all goodwill of the Sellers associated with the Business, including the goodwill associated with existing customer relationships of the Business; and

(xvii)

any Contract that, within a reasonable period of time after the disclosure of such Contract to the Buyer, the Buyer elects in writing to assume (the “Assumed Contracts”).

(b)

Excluded Assets.  The Sellers shall retain all of their right, title and interest in and to, and shall not transfer to the Buyer the following assets (collectively, the “Excluded Assets”):

(i)

cash, cash equivalents and marketable securities;

(ii)

the rights of Sellers pursuant to this Agreement;

(iii)

the originals of books, financial and other corporate records related to the Business, including Tax Returns, stock and minute books, corporate seal and corporate records of Company (although Buyer shall have the right to request and receive copies of any of these);

(iv)

all Contracts, except to the extent that such Contract is or becomes an Assumed Contract;

(v)

the LifeTIME Mark and Goodwill, except that the same shall be transferred to Buyer at the Second Closing Date (defined below) if the Third Party fails to exercise or affirmatively waives its Right of First Refusal with regard to the same; and

(vi)

the Skae Beverage Business.

2.2

Limited Assumption of Liabilities.  Subject to the conditions specified in this Agreement, from and after the Closing, the Buyer shall assume and agree to pay, perform, discharge and satisfy, as and when due in accordance with their terms, only those liabilities and obligations of the Company associated with any Assumed Contracts; and then only to the extent such liabilities and obligations relate to goods, products, or services to be furnished to the Buyer after the Closing and to the extent, and only to the extent, arising out of obligations of performance thereunder which obligations are to be performed solely after the Closing (the “Assumed Liabilities”).

2.3

Excluded Liabilities.  Except for the Assumed Liabilities, the Buyer shall not assume, and shall have no liability or obligation for any liabilities of any of the Sellers (collectively, the “Excluded Liabilities”), including liabilities or obligations of any of the Sellers arising out of or related to: (A) any other obligation required to be recorded on a balance sheet of the Sellers prepared in accordance with GAAP, (B) Taxes, (C) Indebtedness for borrowed money or deferred purchase price for property or services (including, without limitation, pursuant to any capital lease), (D) any amounts due to Affiliates or any intercompany or interbranch or interstore liabilities, (E) Excluded Assets, (F) any trade accounts payable of the Sellers, whether related to the Business or otherwise, including but not limited to co-op advertising commitments and claims, liabilities or obligations for sales returns, allowances and chargebacks, all with respect to periods prior to the Closing Date, (G) any accrued liabilities (including employee benefits, employee payroll taxes, vacation and sick leave payable, holiday pay, etc.), whether related to the Business or otherwise, including the remaining payments under the settlement with Farmatek IC VE DIS TIC, LTD, STJ entered into in June 2009, (H) any present or former employees of the Company (including, without limitation, any Plan (as defined in Section 5.18 below) (I) any contract or arrangement with any Affiliates, (J) any default or breach of contract, breach of warranty, tort, infringement, violation of law or environmental matter (in each case, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) and (K) the existing litigation ongoing in California with respect to a purported violation of Proposition 65 regarding multivitamin products (it being understood that Sellers may not settle or resolve such litigation in any manner that involves any future compliance commitments, changes to labeling or change in marketing or labeling without first obtaining the consent of Buyer, which will not be unreasonably withheld).

2.4

Purchase Price for Purchased Assets.  In consideration for the Purchased Assets, the Buyer shall pay to the Sellers a total purchase price of $8,250,000 (“Purchase Price”) comprised of $7,250,000 for the Purchased Assets plus $1,000,000 for the LifeTIME Mark and Goodwill (the “LifeTIME Mark and Goodwill Consideration”), subject to adjustment pursuant to Section 2.5 and Section 8.2 below and subject to the retention of $250,000 as a holdback (the “Holdback Amount”) pursuant to Section 2.7 below.  Other than the Holdback Amount and Third Party Disbursements (defined in Section 2.4(b) below), the Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to an account or accounts owned by Company.  Notwithstanding the foregoing, Buyer and Sellers agree as follows:

(a)

on the Effective Date (or within five (5) business days thereafter), Buyer shall deposit Two Hundred Fifty Thousand Dollars ($250,000) of the Purchase Price as a deposit (the “Deposit”) into an escrow account established with a third-party that is mutually acceptable to Buyer and Sellers, said Deposit to be disbursable to Buyer or Sellers according to the terms and conditions of the separate escrow agreement between the parties of even date herewith (the “Escrow Agreement”); and

(b)

at Closing, Sellers shall cooperate with Buyer in providing wiring or mailing instructions such that all amounts owing to trade creditors, vendors and service providers to the Business (including for products or services delivered or in transit but not yet paid for), employees (employees obligations such as accrued vacation), brokers for broker commissions and holders of secured debt instruments that need to be paid off or released at Closing in connection with the transfer of the Business so that the Business can continue to operate without interruption or disruption, specifically including all parties who hold liens on the Purchased Assets, can be paid directly by Buyer or otherwise out of the Closing proceeds, in such amounts as Sellers shall have negotiated with such parties, and all such amounts shall be considered part of the Purchase Price (all such payments are hereafter the “Third Party Disbursements”).

(c)

Company agrees that in connection with their receipt of and distribution of the Purchase Price, and prior to any distribution to its shareholder (the Shareholder) of any part of the Purchase Price (other than reimbursement of expenses), the Company will proceed in a manner and according to a process that it devises and believes is fair and reasonable to creditors and potential claimants of the Company, in particular treating those who are similarly situated consistently and offering to such parties similar options with regard to satisfaction of debt instruments or other obligations owing by the Company to such parties, such that similarly situated parties receive similar opportunities to be paid some or part or their claims, whether in exchange for cash consideration, through the offer of common stock, through the assumption by the parent of the Company of the obligation, or otherwise in some similar manner.  Sellers also agree not to treat employees, officers or insiders of Sellers vis. a vis. other creditors differently merely by virtue of their affiliation with Sellers.

2.5

Adjustments to Purchase Price.

(a)

Minimum NAV.  Sellers and Buyer have agreed that the Company should have a Net Asset Value as of the Closing Date, after giving effect to normal GAAP adjustments for reserves and except for routine reductions related to normal amortization and depreciation, equal to $1,848,604 (the “Minimum NAV”), which is the Net Asset Value derived from the Company’s balance sheet as of December 31, 2008, as follows:

Item	Value
Accounts Receivable	$ 948,072
Allowance for Doubtful Accounts	$ (193,324)
Inventory	$ 1,048,343
Inventory Reserve	$ (71,452)
Prepaids	$ 48,351
Property and Equipment	$ 83,491
Accumulated Depreciation	$ (14,877)
Net Asset Value	$ 1,848,604

(b)

Estimated NAV.  The parties hereto agree that in determining the estimated net asset value at Closing (the “Estimated NAV”), adjustments will be made to the extent that the Latest Financial Statements of the Company fail to conform in all respects to GAAP, including all required reserves and accruals for relevant items, such as:

(A)

accounts receivable (with 100% reserves for all receivables in excess of 120 days or that relate to accounts that are known or suspected to be uncollectible in Buyer’s discretion), and reserves for coop advertising and reserves for sales returns, allowances and chargebacks, it being understood that an accounts receivable aging review shall be completed the day prior to Closing and used in the calculation of the Estimated NAV;

(B)

inventory, which shall be treated as follows:

(a)

as to inventory comprised of raw materials, bulk pills (including bulk powders), liquids, creams, labels and packaging components, such inventory must (and any raw material that does not meet this criteria must be fully reserved):

•

be good and saleable (valued at standard cost under FIFO);

•

be fully reserved with respect to overstock or obsolete items, as well as any supplies or items normally expensed; and

•

be fully reserved as to all items in excess of the last twelve (12) months historical sales on hand;

(b)

as to finished goods inventory, all items must (and any finished goods that do not meet this criteria must be fully reserved):

•

be good and saleable (valued at standard cost under FIFO);

•

be fully reserved with respect to overstock or obsolete items, as well as any supplies or items normally expensed;

•

be fully reserved as to all items in excess of the last twelve (12) months historical sales on hand; and

•

all finished goods items must have a shelf-life on the label or bottle based on historical prices and must meet the following criteria (with any items not meeting such criteria being fully reserved):

Shelf Life on Finished Goods	Minimum Remaining Shelf Life for Finished Goods

1 year	6 months

2 years	1 year

3 years	2 years

4 years	3 years

5 years	4 years

(c)

As to inventory comprised of “promotional items,” such as marketing materials, brochures and similar items, such inventory shall be fully reserved.

IT BEING UNDERSTOOD that an inventory audit shall be completed the day prior to Closing and used in the calculation of the Estimated NAV;

(C)

proper reserves for consumer returns and product warranties; and

(D)

on the day prior to Closing, for all Purchased Assets, the parties will undertake and complete a review of accumulated depreciation on all fixed assets through Closing.

If any item on the Company’s historical financial statements is not reflected in accordance with GAAP, or if any item which should be reflected on the Company’s historical financial statements is missing therefrom, in determining the Estimated NAV such items shall nonetheless be included and determined in accordance with GAAP, and all accounting entries will be taken into account regardless of their amount, all known errors and omissions will be corrected and all known proper adjustments will be made.  In the absence of reaching a mutual agreement on the Estimated NAV, the Estimated NAV shall equal the mean average of Buyer’s good faith proposal and Seller’s good faith proposal.  If the Estimated NAV is greater or less than the Minimum NAV, the Purchase Price payable at Closing shall be increased or decreased by the amount of such difference on a dollar-for-dollar basis.

(c)

Post-Closing Adjustment.  No later than six (6) months after the Closing Date, if Buyer determines that there is a material difference between the actual NAV and the Estimated NAV, then Buyer shall prepare and deliver to the Company, on behalf of all the Sellers, a written statement (the “Proposed Statement”) setting forth a calculation of the actual NAV (“Actual NAV”).  The Company shall respond on behalf of (and are hereby empowered to respond on behalf of) all Sellers and, if it has any objections to the Proposed Statement, it shall deliver a detailed statement describing the objections to Buyer within thirty (30) days after receiving the Proposed Statement, and in the absence of providing any such objection, the Proposed Statement shall be deemed the final statement (the “Final Statement”) and the calculation of the Actual NAV set forth on the Final Statement shall be conclusive and binding upon the parties hereto.  The Buyer and the Company shall use commercially reasonable efforts to resolve any such objections.  If the Buyer and the Company fail to obtain a final resolution within thirty (30) days after the Buyer receives the Company’s written objections to the Proposed Statement, the Buyer and the Company shall select a single accounting firm mutually acceptable to the Buyer and the Company, and such accounting firm shall resolve any objections.  If the Buyer and the Company are unable to select a mutually acceptable accounting firm, they will select a nationally-recognized “Big-4” accounting firm by lot (after excluding their respective regular outside accounting firms), and such accounting firm shall resolve any objections.  The determination of any accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the Buyer and the Company.  The Buyer shall thereafter revise the Proposed Statement to reflect the determination of the accounting firm and the final revised Proposed Statement shall become the Final Statement.  Buyer and Company shall equally share the costs, fees and expenses associated with retaining any such accounting firm. In any case, if Buyer delivers a Proposed Statement, then once the Actual NAV is determined, if the Actual NAV (as finally determined pursuant to this Section 2.5(c)) is less than the Estimated NAV, Company will pay to Buyer an amount equal to the full amount of such difference by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Actual NAV is finally determined.  If Buyer delivers a Proposed Statement and the Actual NAV (as finally determined pursuant to this Section 2.5(c)) is more than the Estimated NAV, Buyer will pay to Company an amount equal to the full amount of the difference between the Actual NAV and the Estimated NAV by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Actual NAV is finally determined.

2.6

Closing of Transactions.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place according to the following schedule and in the following steps:

(a)

Promptly after the Effective Date, Sellers will seek to obtain the approval of this Agreement and the transactions contemplated by this Agreement by a majority vote of the shares of the Shareholder entitled to vote for such a transaction under applicable law (the date on which such approval is obtained is hereafter the “Shareholder Approval Date”) and will provide a copy of the evidence of such approval to Buyer, but if no such approval is obtained and provided to Buyer by August 30, 2009, then at Buyer’s option, upon written notification from Buyer, this Agreement shall be deemed terminated and the Deposit shall be promptly returned to Buyer and all parties hereto shall be deemed released from all obligations hereunder (other than their obligations of confidentiality under the separate confidentiality agreement between the parties);

(b)

Promptly after the Effective Date, and in any case within ten (10) business days of the Effective Date, Sellers will file an information statement (the “Information Statement” or “Form 14C”) on Form 14C with the Securities and Exchange Commission (“SEC”) and shall wait for the applicable waiting period, which shall last until the earlier to occur of the date on which the SEC provides a waiver or the expiration of the ten (10) business day period (hereafter the “SEC Review Deadline”); provided, that if the SEC provides notification of its intent to review the Form 14C, then Sellers will cooperate in all respects with providing the SEC with such documents and information as SEC may request;

(c)

If the SEC does not provide notification of its intent to review the Form 14C prior to the SEC Review Deadline, or otherwise waives the applicable waiting period, then promptly thereafter, Sellers shall mail to the shareholders as of the record date the Form 14C filed with the SEC and initiate the minimum twenty-one (21) day waiting period prior to Closing (such mailing date is hereafter the “Information Statement Mailing Date”);

(d)

Notwithstanding anything herein to the contrary, if Closing has not occurred on or prior to October 15, 2009 due to any failure of any of the Conditions to Closing set forth in Section 3.1 below (unless Buyer elects in writing to extend for one or more successive periods of thirty (30) days), then at that time or any time thereafter, Buyer at its option may terminate this Agreement upon written notification to Sellers and Buyer’s Deposit shall be promptly returned to Buyer and all parties hereto shall be deemed released from all obligations hereunder (other than their obligations of confidentiality under the separate confidentiality agreement between the parties hereto);

(e)

the Closing for all Purchased Assets as well as the LifeTIME Mark and Goodwill will take place at the corporate offices of Shareholder at 9380 East Bahia Dr., Suite A201, Scottsdale, AZ or at another mutually agreeable place at 10:00 a.m., Mountain Time on the later to occur of: (i) twenty-first (21st) business day after the Information Statement Mailing Date, or (ii) the first business day that is at least forty five (45) calendar days after Company has delivered the Notice of Right of First Refusal in the form attached hereto as Exhibit B to the Third Party  (which delivery shall take place as soon as practicable after the Effective Date, but in no event shall such document be mailed occur more than three (3) business days after the Effective Date), or the date on which Sellers have received a written waiver from the Third Party of the Right of First Refusal, or such other date as may be mutually agreed to by Buyer and Sellers (the “Closing Date”); it being understood, that if the Third Party exercises its Right of First Refusal, then at the Closing Date, the LifeTIME Mark and Goodwill will be conveyed by Sellers to the Third Party in exchange for the LifeTIME Mark and Goodwill Consideration using a Trademark Assignment in substantially the form attached hereto as Exhibit C (the “LifeTIME Trademark and Goodwill Assignment”) except that the Assignee shall be changed from NutraMarks, Inc to the Third Party; and the LifeTIME Mark and Goodwill Consideration will be paid by the Third Party to Sellers and the Purchase Price owing by Buyer shall be reduced by the amount of the LifeTIME Mark and Goodwill Consideration; provided further, that if the Third Party does not exercise its Right of First Refusal, then on the Closing Date, Company shall convey the LifeTIME Mark and Goodwill to Buyer pursuant to the LifeTIME Trademark and Goodwill Assignment in exchange for the LifeTIME Mark and Goodwill Consideration to be paid by Buyer to Company. For all purposes under this Agreement, the Closing shall be deemed effective as of the close of business on the Closing Date.

2.7

Disposition of Holdback Amount.  In addition to any other rights and remedies available to Buyer and without limiting Buyer’s ability to recover for any claims made pursuant to this Agreement, the Holdback Amount will be available to satisfy any other amounts owed by any of the Sellers to the Buyer pursuant to this Agreement, including, at Buyer’s option, any post-closing adjustments to the Purchase Price under Section 2.5.  More specifically, on the first anniversary of the Closing Date (or, if not on a business day then the next following business day) (the “Disbursement Date”), the Buyer shall release and deliver to the Company the Holdback Amount (after deducting the amount, if any, as to which Claims shall theretofore have been made by the Buyer subject to the indemnification provisions contained in Section 8.2).  If the amount of any Claims exceeds the amount of the Holdback Amount, the entire remaining balance of the Holdback Amount shall be set aside and retained by the Buyer until the final disposition of such Claims.

ARTICLE III
CONDITIONS TO CLOSING

3.1

Seller’s Conditions.  The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions by the Sellers on or before the Closing Date:

(a)

Representations and Warranties.  Without duplication of any "materiality" qualifiers contained therein, each of the representations and warranties set forth in Article V hereof will be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to such extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)

Performance.  The Shareholders and the Company shall have each performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed by them at or prior to the Closing Date, including without limitation those described in Section 2.6 (a), (b) and (c) above;

(c)

Consents and Releases.  All consents by third parties that are required for the transfer of the Purchased Assets to the Buyer, or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of, a default under or a termination or material modification of any material agreement to which the Company is a party or to which any material portion of the property of the Company is subject will have been obtained, and releases of any and all security interests held by third parties for which the underlying indebtedness has been, or will be, repaid by the Company on the Closing Date will have been obtained, all on terms reasonably satisfactory to the Buyer, including without limitation all of the following:

(i)

A consent from the landlord for the Lease for an assignment of the Lease to Buyer or one of Buyer’s Affiliates (the “Lease Assignment”), or a sublease to Buyer, or some other arrangement acceptable to Buyer and Sellers regarding the Lease; and

(ii)

A consent and/or release, as required by Buyer, from or involving:

(A)

 All creditors and parties holding Liens against the Purchased Assets; and

(B)

Any parties referred to in Section 2.4(b) above who are not otherwise paid in full; and

(C)

An approval of the transactions contemplated by this Agreement by the shareholders of the Company and the shareholders of Shareholder, following all notices required by law (or a waiver therefrom), signed or representing such percentage of the shareholders of the Company and of Shareholder, as may be required by such entity’s Certificate of Incorporation or Articles of Incorporation, Bylaws and applicable law, including a copy of the Information Statement on Form 14C filed by Sellers and referenced herein.

(iii)

Prior to the Second Closing Date, and with respect to the Second Closing Date and the LifeTIME Mark and Goodwill only, the Third Party shall have failed to exercise, or affirmatively waived, its Right of First Refusal, or if it shall have exercised said Right of First Refusal, it shall have paid the LifeTIME Mark and Goodwill Consideration to Buyer as a reimbursement to Buyer for amounts it previously deposited with Sellers regarding the LifeTIME Mark and Goodwill, or if such Third Party did not pay the LifeTIME Mark and Goodwill Consideration to Buyer directly, then Sellers shall have paid the LifeTIME Mark and Goodwill Consideration to Buyer.

(d)

Governmental Approvals.  All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained on terms reasonably satisfactory to Buyer, and the SEC shall not have opened a review or investigation into the proposed transaction nor issued any comments on the Form 14C filed by Sellers, or the same shall have been resolved;

(e)

No Actions.  No action or proceeding before any court or governmental body will be pending or threatened wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(f)

Financial Statements.  Copies of the Company’s (i) unaudited financial statements for the period ended as of December 31, 2008, and (ii) unaudited financial statements, as soon as they become available, for the periods ending as of March 31, 2009, June 30, 2009 and for the period ending as of the Closing Date, as soon as they are available but no later than twenty (20) calendar days after the Closing Date (which financial statements shall be referred to herein as the “Interim Financial Statements”).  The Interim Financial Statements shall be prepared according to GAAP, consistently applied;

(g)

Due Diligence.  Buyer shall have completed, and shall be satisfied (in Buyer's sole discretion) with the results of, all due diligence Buyer may elect to perform regarding the Company or its Business;

(h)

Tax Returns.  Company shall have filed (whether on a separate or consolidated basis with Shareholder) all relevant and required state and federal tax returns for the fiscal year ending December 31, 2007, and shall have paid all applicable taxes for any such periods;

(i)

Other Deliverables.  On or prior to the Closing Date, the Sellers shall have delivered to the Buyer each of the following:

(i)

certificate from each of the Sellers, dated as of the Closing Date, stating that the preconditions specified in this Section 3.1 have been satisfied;

(ii)

certified copies of the resolutions of each of the Sellers’ boards of directors approving the transactions contemplated by this Agreement;

(iii)

copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated herein, including but not limited to a consent from the landlord for the assignment of the Lease or a sublease under the Lease (if and to the extent required or requested by Buyer);

(iv)

complete customer and vendor lists of the Company, including all relevant contact information, such as addresses, phone numbers, fax numbers, principal contact persons, all of which shall preferably be provided in both hard copy and in electronic format;

(v)

unless the Second Closing Date occurs simultaneously with the First Closing Date and the Third Party waived or failed to exercise its Right of First Refusal, a non-exclusive, perpetual, irrevocable, fully paid-up and fully transferable license and right to use the LifeTIME Mark and Goodwill in connection with the manufacture, distribution, sale and marketing of nutritional supplement and similar products, in such form as Buyer may request (the “Trademark License”);

(vi)

a fairness opinion, in form and substance satisfactory to the Buyer, issued by a qualified firm that the Purchase Price and other terms and conditions of this Agreement are fair to the shareholders of Sellers from a financial point of view (which shall be provided to Buyer within ten (10) business days of the Effective Date); and

(vii)

such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby; and

(j)

No Material Change.  There shall have been no material adverse change from the Effective Date in the business, assets, financial condition, operating results, earnings, the customer, supplier, employee and sales representative relations, the business condition, the financing arrangements or any business prospects of the Company;

(k)

No Adverse Actions or Claims.  There shall have been no lawsuit, petition, filing, claim, proceeding or credible threat of any of the foregoing from or involving the Company or Shareholder or from or involving shareholders, creditors, warrant-holders, distributors of Company or of Shareholder that relate to or are with respect to any of the transactions contemplated herein or any of the Purchased Assets and name Buyer or allege any claim against Buyer, and or that seek to force Company or Shareholder into, or that petition for any sort of relief that involves, voluntary or involuntary bankruptcy proceedings or any similar proceedings.

(l)

Satisfaction of Covenants.  The covenants set forth in Section 4.1 hereunder shall have been completed to the satisfaction of the Buyer; and

(m)

All Other Actions.  All actions to be taken by the Company or Shareholders in connection with the consummation of Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by such parties to effect the transactions contemplated hereby reasonably requested by Buyer will be reasonably satisfactory in form and substance to Buyer.

Any condition specified in this Section 3.1 may be waived by the Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by the Buyer and delivered to the Company and the Shareholder or unless the Buyer agrees to consummate the transactions contemplated by this Agreement without satisfaction of such condition.

3.2

Buyer Conditions.  The obligation of each of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

(a)

Representations and Warranties.  Each of the representations and warranties set forth in Article VI hereof will be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to such extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)

Performance.  The Buyer will have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c)

Governmental Approvals.  All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

(d)

No Actions.  No action or proceeding before any court or governmental body will be pending or threatened wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(e)

Lease Assignment.  The Buyer shall have executed and delivered to the other signature parties thereto the counterpart to the Lease Assignment, and the Lease Assignment shall be in full force and effect;

(f)

Other Deliverables.  On or prior to the Closing Date, the Buyer shall have delivered or caused to be delivered to Company and Shareholder all of the following:

(i)

a certificate from the Buyer, dated the Closing Date, stating that the preconditions specified in this Section 3.2 have been satisfied;

(ii)

certified copies of the resolutions of the Buyer’s board of directors approving the transactions contemplated by this Agreement;

(iii)

the Purchase Price, less the Holdback Amount, for the Purchased Assets (it being understood that the Deposit shall be shown as a credit and distributed directly to Sellers on the Closing Date); and

(iv)

such other documents or instruments as Sellers reasonably request to effect the transactions contemplated hereby.

Any condition specified in this Section 3.2 may be waived by the Company and the Shareholder, provided that no such waiver shall be effective unless it is set forth in writing executed by the Company and the Shareholder or unless the Company and the Shareholder agree to consummate the transactions contemplated by this Agreement without the satisfaction of such condition.

ARTICLE IV
PRE-CLOSING COVENANTS

4.1

Pre-Closing Covenants.  The parties hereto agree as follows with respect to the period between the Effective Date of this Agreement and the Closing:

(a)

General.  Each of the parties hereto shall use their reasonable best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but no waiver, of the closing conditions set forth in Article III above);

(b)

Operation of the Business.  Each of the Sellers shall use their best efforts to carry on the Business of the Company substantially in the same manner as historically conducted and shall refrain from engaging in any practice, taking any action, or entering into any transaction outside the ordinary course of business;

(c)

Preservation of the Business.  Each of the Sellers shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies and relationships with its employees, lessors, licensors, suppliers, contractors, distributors customers and others having business dealings with the Business, sufficient to enable the Company to operate its Business in accordance with past practices;

(d)

Maintenance of Assets.  Each of the Sellers shall maintain the assets of the Company in customary repair, order and condition consistent with past practice and current needs, replace in accordance with past practice its inoperable, worn out or obsolete assets and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Buyer and the Company;

(e)

Books and Records.  Each of the Sellers shall maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements (as defined in Section 5.4(a) below);

(f)

Notice of Developments.  The Sellers shall give prompt written notice to the Buyer of any material adverse development causing a breach of any of its own representations and warranties in Article V hereof or any breach of any covenant hereunder by any of the Sellers;

(g)

Maintain Open Communications.  Sellers shall confer on a reasonable basis at the Buyer’s request with representatives of the Buyer to report on operational matters and the general status of ongoing operations;

(h)

Other Negative Covenants.  Each of the Sellers shall refrain from the following:

(i)

making any loans, entering into any insider transactions or making or granting any increase in any employee’s or officer’s compensation or making or granting any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company, other than in the ordinary course of the Company’s business consistent with past practices to or with individuals who are not affiliated with Sellers;

(ii)

establishing or, except in accordance with past practice, contributing to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Company;

(iii)

entering into any contract, agreement or transaction other than in the ordinary course of the Company’s business consistent with past practice and at arm’s length with persons or entities that are not affiliated with the Sellers except as it relates to restructuring activities; and

(iv)

making or changing any election, changing any annual accounting period, adopting or changing any accounting method, filing any amended Tax Return, entering into any closing agreement, settling any Tax claim or assessment relating to the Company, surrendering any right to claim a refund of Taxes, consenting to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or taking any other similar action, or omitting to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company.

(i)

Interim Financial Statements.  Sellers shall fully cooperate with Buyer’s financial personnel and outside accountants to cause the Interim Financial Statements to be updated and prepared in conformity with GAAP, consistently applied, by making appropriate and necessary accruals, and shall deliver monthly updated Interim Financial Statements as soon as reasonably possible and available; and

(j)

Access.  Sellers shall provide, and shall cause their respective officers, employees, agents and representatives (including the Company’s independent accountants) to provide to Buyer and its officers, employees, agents and representatives reasonable access to personnel (including the Company’s independent accountants), and financial, accounting and other data and information (including workpapers of the Company’s independent accountants, whether prepared in contemplation of this Section 4.1 or otherwise), to the extent relating to the calculation of any of the amounts described in this Section 4.1 as reasonably requested by the Buyer, its representatives or agents for purposes of evaluating the Sellers’ compliance with the terms and conditions of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

The Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

5.1

Organization and Corporate Power.  Company and Shareholder are each duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2

Authorization of Transactions.  The Company has full corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder.  Without limiting the generality of the foregoing, the shareholders of the Company and Shareholder have duly authorized the execution, delivery, and performance of this Agreement by the Company and the Shareholders respectively.  This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions.

5.3

Non-Contravention.  Neither the execution and the delivery by the Sellers of this Agreement or any other agreements as contemplated herein to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company; (ii) conflict with, result in any breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a material adverse effect; or (iii) require the giving of notice to, making of any filing with, or obtaining any authorization, consent, approval, exemption or other action of any court or other governmental body.

5.4

Financial Statements.  Set forth in Schedule 5.4 are the true and correct copies of the Company’s financial statements that include copies of the Company’s (i) unaudited balance sheet and statement of income for the fiscal year ended December 31, 2008, as adjusted, as derived from the audited Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations of Shareholder (together with the Interim Financial Statements, the “Latest Financial Statements”); and (ii) the Federal and any applicable  State Tax extensions or returns and supporting schedules for Company and/or for Sellers for calendar years 2007 and 2008 (when available after Closing).  Except as set forth in Schedule 5.4, each of the foregoing financial statements (including in all cases the notes thereto, if any) (collectively, the “Financial Statements”) is accurate and complete in all material respects, is consistent with the Company’s books and records (which, in turn, are accurate and complete in all material respects), present fairly, in all material respects, the Company’s financial position and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with the Company’s past accounting practices consistently applied.

(a)

The Interim Financial Statements delivered in accordance with Section 3.1(f) above were prepared in accordance with GAAP, consistently applied.

5.5

Title to and Condition of Assets.

(a)

Sellers have good and marketable titles to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Latest Financial Statements or acquired after the date hereof, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Financial Statements.  Without limiting the generality of the foregoing, the Company has good and marketable title to all of the Purchased Assets, free and clear of any Liens or restriction on transfer, except the Vineyard Bank N.A. and Citibank, F.S.B., Citicorp Leasing, Inc., and Citicorp (West) FSB UCC filings, all of which shall be released on or prior to the Closing Date.

(b)

The Purchased Assets owned or otherwise used by the Company in the conduct of its business (other than assets that are not necessary for the operation of the Business) are in satisfactory operating condition and repair and are usable in the ordinary course of business, subject only to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction.

5.6

Absence of Undisclosed Liabilities.  The Company has no material obligations or liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to becoming due, including any liability for Taxes and liabilities with respect to or based upon loans, indebtedness, promissory notes, debentures, deferred purchase price for property or services, or similar obligations (or any guaranties of any of the foregoing)), except for (i) liabilities set forth on the face of the Latest Financial Statements (rather than in any notes thereto); (ii) liabilities that have arisen after the most recent fiscal month end in the ordinary course of business (none of which is a result of a breach); and (iii) those liabilities disclosed in Schedule 5.6.

5.7

Absence of Certain Developments.  Except as set forth in Schedule 5.7, and except as expressly contemplated by this Agreement, since the date of the Latest Financial Statements, the Sellers have not:

(a)

suffered a material adverse change in the Business or financial condition or operating results or earnings or assets or customer, supplier, employee and sales representative relations, taken in the aggregate, or business condition or financing arrangements of the Company and there has been no material casualty loss or damage to the assets of the Company (whether or not covered by insurance);

(b)

borrowed any amount or incurred or became subject to any liabilities, except trade payables incurred in the ordinary course of business consistent with past practice;

(c)

discharged or satisfied any Lien or paid any obligation or liability, or prepaid any amount of indebtedness for borrowed money, other than those discharged, satisfied, paid or prepaid in the ordinary course of business;

(d)

mortgaged, pledged or subjected to any Lien any portion of the properties or assets associated with or used in the Business;

(e)

sold, leased, assigned or transferred (including transfers to any employees or affiliates of the Company) any portion of their respective tangible assets associated with or used in the Business, except sales of Inventory in the ordinary course of business consistent with past practice, or cancelled without fair consideration any debts or claims owing to or held by Company;

(f)

sold, assigned, licensed or transferred (including without limitation transfers to any employees or affiliates of the Company) any Proprietary Rights or disclosed any confidential information other than pursuant to agreements preserving all rights of the Sellers in such confidential information or received any written confidential information of any third party in violation of any obligation of confidentiality;

(g)

suffered any extraordinary losses or waived in writing any rights of significant value, whether or not in the ordinary course of business or consistent with past custom and practice;

(h)

suffered any theft, damage, destruction or casualty loss in excess of $5,000 per incident and $10,000 in the aggregate, to their respective tangible assets associated with or used in the Business, whether or not covered by insurance, or suffered any substantial destruction;

(i)

entered into, amended or terminated any Contract, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Affiliate, director, officer or employee;

(j)

made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except in the ordinary course of business consistent with past practices;

(k)

conducted cash management customs and practices other than in the ordinary course of business consistent with past practices;

(l)

made any capital expenditures or commitments for capital expenditures that aggregate in excess of $20,000;

(m)

made any loans or advances of money, except for advances made to employees not in excess of $5,000 in the aggregate;

(n)

made any charitable contributions, pledges, association fees or dues;

(o)

entered into any lease of capital equipment or real estate involving rents in excess of $5,000 per annum;

(p)

changed or authorized any change in the Company’s articles of incorporation,  by-laws or other corporate organizational documents; or

(q)

committed to any of the foregoing.

5.8

Real Property.  Except as set forth on Schedule 5.8 (the “Leases and Encumbrances Schedule”):

(a)

Real Property.  The Lease is valid, binding and enforceable and in full force and effect and Company holds a valid and existing leasehold interest under the Lease.  Sellers have delivered to Buyer a true, correct, complete and accurate copy of the Lease and such copy is attached as Exhibit A.  With respect to the Lease: (i) neither Company nor any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (ii) no party to the Lease has repudiated any provision thereof; (iii) there are no disputes, oral agreements or forbearance programs in effect as to the Lease; (iv) the Lease has not been modified in any respect; and (v) Company has not assigned, transferred, conveyed or encumbered any interest in the Lease.

(b)

No Proceedings.  There are no proceedings in eminent domain or other similar proceedings pending or threatened, affecting any portion of the property at which the Business is operated and/or the premises covered by the Lease (the “Leased Premises”).  There exists no judgment, order or similar decree outstanding, nor any litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Leased Premises.

(c)

Current Use.  The current use of the Leased Premises does not violate any instrument of record or agreement affecting the Leased Premises, nor shall the consummation of this transaction result in any such violation.  There is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over the Leased Premises that affects such real property or the use or occupancy thereof.  No damage or destruction has occurred with respect to any of the Leased Premises that, individually or in the aggregate, has had or resulted in, or will have or result in, an adverse effect on the operation of the Business.

(d)

Condition and Operation of Improvements.  All buildings and all components of all buildings, structures and other improvements included within the Leased Premises (the “Improvements”) are in good condition and repair and adequate to operate such facilities, and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof.  There are no structural deficiencies or latent defects affecting any Improvements located upon the Leased Premises.  All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Leased Premises are installed and operating and are sufficient to enable the Leased Premises to be used and operated to conduct the operations of the Business.  The Leased Premises, and all of the fixtures, facilities and improvements thereon, are in compliance with all applicable laws and regulations and the consummation of the transaction shall not give rise to any violation of any such laws and regulations.

(e)

Title to Personal Property.  Sellers own good and marketable title, free and clear of all Liens, to all of the personal and intangible personal property and assets of Sellers included within the Purchased Assets.  At the Closing, Sellers will convey good and marketable title to all of its personal property and assets included within the Purchased Assets, free and clear of all Liens.  The Purchased Assets so conveyed will include all of those assets (real, personal, tangible and intangible) necessary to conduct the Business in substantially the same manner as presently conducted and all assets used during the twelve months prior to the Closing Date (other than inventory sold to third parties or consumed in the ordinary course of business and worn out or obsolete fixed assets disposed of in the ordinary course of business) and will enable Buyer to operate the Business in substantially the same manner as operated by Sellers during the twelve month period prior to the Closing Date.

(f)

Condition of Assets.  All of the machinery, equipment and other tangible personal property and assets of Sellers included within the Purchased Assets are in working condition and repair in all respects, ordinary wear and tear not caused by neglect excepted, and are useable in the ordinary course of business.

5.9

Accounts Receivable.  All of the notes and accounts receivable of the Company reflected on the Latest Financial Statements, and all notes and accounts receivable of the Company as of the Closing Date including specifically the Assumed Accounts Receivable are and will be, good and valid receivables and obligations incurred in the ordinary course of business, subject to no counterclaims, charge backs, deductions, credits, set offs or offsets.  All such accounts receivable are properly reflected on the Latest Financial Statements.  The Accounts Receivable Aging Report set forth in Schedule 5.9 is accurate and complete and will be updated as of Closing by Company.  As of the Closing Date, no person or entity will have any lien on such receivables or any part thereof (except as set forth in Schedule 5.9), and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment will have been made with respect to any such receivables other than in the ordinary course of business consistent with past practice and as reflected in the reserve therefor.

5.10

Inventory.  All of the Inventory of the Company reflected on the Latest Financial Statements, whether located at the premises of the Company or elsewhere on the Closing Date, will consist of a quantity and quality usable and saleable in the ordinary course of business (not in excess of 12 months historical sales for any specific inventory item), are not damaged or defective and are merchantable. No item of inventory will have an age greater than 12 months (based on date manufactured), unless fully reserved for. All of the Inventory consist of bona fide assets and have a use by date, expiration date or shelf life that expires at least 24 months’ after the Closing Date.  All of the Inventory of the Company, whether located at the premises of the Company or elsewhere, are, and as of the Closing Date will be, properly reflected on the Company’s books and records and are not and, as of the Closing Date will not be, the subject of any counterclaim, or a claim for a charge back, deduction, credit, set off or other offset, or any claim of a party-in-possession, such as a claim for a lien or other restriction, other than those referred to in Section 2.5 above that pertain to inventory reserves.  All of the Inventory, whether located at the premises of the Company or elsewhere, are and, as of the Closing Date will be, in compliance with all applicable Laws, including those pertaining to labeling and packaging.  All the Company’s products included in such Inventory comply in all respects with current FDA (as defined below in Section 5.19(b)) and FTC (as defined below in Section 5.19(b)) requirements and the requirements of Other Authorities (as defined below in Section 5.19(b)) and were handled in conformity with current FDA requirements and the requirements of Other Authorities.

5.11

Taxes.

(a)

Except as set forth on Schedule 5.11, Company has filed all Tax Returns that it was required to file.  All such Tax Returns were correct and complete in all material respects.  All material Taxes owed by Company (whether or not shown on any Tax Return) have been paid.  Company is not currently the beneficiary of any extension of time within which to file any income Tax Return.  Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(b)

There is no material dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority or (B) as to which Sellers or any of the directors and officers of the Company has Knowledge.

(c)

The Company has not filed a consent under Code §341(f) concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, or is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code §280G. The Company is not a party to any Tax allocation or sharing agreement.  The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(d)

The unpaid Taxes of the Company (A) do not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Financial Statements (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company filing its Tax Returns.

(e)

The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or §361.

5.12

Contracts and Commitments.  Except as specifically contemplated by this Agreement and except as set forth on Schedule 5.12, the Company is not a party to or bound by, whether written or oral, any:  (i) bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal; (ii) Contract for the employment of any officer, individual employee or other person on a full time or consulting basis, any severance agreement or any agreement requiring any payment upon a change of control of the Company; (iii) Contract or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of its assets; (iv) agreements with respect to the lending or investing of funds; (v) license or royalty agreements; (vi) guaranty of any obligation, other than endorsements made for collection; (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $4,000 annually; (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it; (ix) Contract or group of related Contracts (not including utility service agreements) with the same party for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year (except if such Contracts do not involve a sum in excess of $5,000 annually) or involves a sum in excess of $5,000; (x) Contract or group of related Contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $5,000; (xi) Contract with any officer, director, shareholder or other insider of the Company or any of its affiliates, or any family member or relative of Sellers (or trust for the benefit of Company or any of the foregoing), or with any entity controlled by or under common control of any such party (together, all such parties are “Related Parties”); (xii) Contract relating to the distribution, marketing or sales of its products, including the terms of sale used by Company in connection with confirmations of any purchase orders or shipments made to customers; (xiii) warranty agreement with respect to products sold; (xiv) Contracts pursuant to which the Company subcontracts work to third parties; or (xv) other Contract material to it whether or not entered into in the ordinary course of business.

(a)

Except as set forth on Schedule 5.12, the Company has delivered to the Buyer a complete copy of each written Contract listed in Schedule 5.12 (as amended to date) and a written summary setting forth the material terms and conditions of each oral Contract referred to in Schedule 5.12.  With respect to each such Contract:  (i) the Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit the termination, modification, or acceleration, under the Contract; and (iii) no party has repudiated any material provision of the Contract.

5.13

Proprietary Rights.  Neither the Company nor any Shareholders have interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of third parties in any material respect, and none of the Company, Shareholders and the directors and officers of the same has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company  must license or refrain from using any Proprietary Rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of Company in any material respect.

(a)

Schedule 5.13 identifies each patent or registration which has been issued to the Company with respect to any of its Proprietary Rights, identifies each pending patent application or application for registration which the Company has made with respect to any of its Proprietary Rights, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of their Proprietary Rights (together with any exceptions).  Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  Schedule 5.13 also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright, UPC code, and material computer software item used by the Company in connection with the Business.  With respect to each item identified in Schedule 5.13:

(i)

the Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction, as identified on such schedule;

(ii)

the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv)

the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(b)

Schedule 5.13 identifies each material Proprietary Right that any third party owns and that Company uses pursuant to license, sublicense, agreement, or permission in connection with the Business.  The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).  With respect to each such item required to be identified in Schedule 5.13:

(i)

the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(ii)

no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(iii)

no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

(iv)

the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

(v)

no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company, including without limitation, a failure by the Company pay any required maintenance fees).

5.14

Litigation; Proceedings.  Except as set forth on Schedule 5.14, there are no actions, suits, proceedings, orders or public investigations pending or threatened against the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis, to the Knowledge of the Company or Shareholders for any of the foregoing.

5.15

Brokerage Fees.  Sellers have retained Columbia West Capital LLC as their advisor in connection with this Agreement and will be solely responsible for any fees or costs of Columbia West Capital LLC.  Aside from the foregoing, none of the Sellers have authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement

5.16

Governmental Licenses and Permits.  Schedule 5.16 contains a complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments (collectively, the “Licenses”) owned or possessed by the Company or used by the Company in the conduct of the Business.  Except as indicated on Schedule 5.16, the Company owns or possesses all right, title and interest in and to all of the Licenses which are necessary to conduct the Business as presently conducted.  No loss or expiration of any License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof.

5.17

Employees.  To the Knowledge of Sellers, no employee plans to terminate employment with the Business during the next twelve (12) months.

5.18

Employee Benefits.

(a)

Except as set forth in Schedule 5.18, with respect to current or former employees of the Company, independent contractors, or the spouses, beneficiaries or dependents thereof, the Company does not maintain and has not maintained, does not contribute to and has not contributed to, does not have and has not had any obligation to contribute to, and does not have and has not had any liability or potential liability with respect to any (i) qualified defined contribution or defined benefit plans or arrangements (whether or not terminated) which are employee pension benefit plans (as defined in Section 3(2) of ERISA) (the “Employee Pension Plans”); (ii) any ongoing or terminated funded or unfunded employee welfare benefit plans (as defined in Section 3(1) of ERISA) (“Employee Welfare Plans”); or (iii) any plan, policy, program or arrangement (whether or not terminated) which provides nonqualified deferred compensation benefits, bonus benefits or compensation, incentive benefits or compensation, severance benefits or compensation, “change of control” (as set forth in Code Section 280G) benefits or compensation or any program, plan, policy or arrangement which provides any health, life, disability, accident, vacation, tuition reimbursement or other fringe benefits (“Other Plans”).  The Company does not participate in or contribute to and has not participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”) nor does the Company have any other liability, including, without limitation, any potential withdrawal liability, with respect to any Multiemployer Plan, and Company has not incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan.  The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any funded or unfunded Employee Welfare Plan, Multiemployer Plan or Other Plan which provides post retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than limited medical benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B or otherwise required by law.  (Any Employee Pension Plan, any Employee Welfare Plan, any Other Plan and any Multiemployer Plan shall be referred to herein collectively as the “Plans”).

(b)

All Plans (and related trusts and insurance Contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code and the Employee Pension Plans which are employee pension benefit plans (as defined in section 3(2) of ERISA) meet, in all material respects, the requirements of “qualified plans” under Section 401(a) of the Code, and each such Employee Pension Plan has received a favorable determination letter from the Internal Revenue Service.

Company has not incurred any liability that has not been previously satisfied in full to the Pension Benefit Guaranty Corporation (the “PBGC”), the Internal Revenue Service, the Department of Labor, any other governmental agency, any Multiemployer Plan or any Person with respect to any Plan currently or previously maintained by members of the controlled group of companies (as defined in Section 414 of the Code) that includes Company (the “Controlled Group”), and no condition exists that presents a risk to Company or any other member of the Controlled Group of incurring such a liability, other than liability for premiums due the PBGC or contributions to any Plan that are not yet due and payable.

5.19

Compliance with Laws.  The Sellers are not in violation of any Laws (including, without limitation, applicable occupational health and safety laws and regulations and applicable food and drug regulations and advertising regulations, zoning ordinances of foreign, federal, state and local governments and all agencies thereof) relating to the Business or the Purchased Assets, the Sellers have not been charged or threatened with any charge concerning any violation of any provision of any Law relating to the Business or the Purchased Assets that has not already been resolved, and the Sellers are not in violation of, or in default under, and no event has occurred which, with the lapse of time or the giving of notice, or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any governmental authority relating to the Business or the Purchased Assets.  Without limiting the generality of the foregoing, there have been no product recalls, withdrawals or seizures with respect to any products developed, sold, licensed or delivered by the Sellers with respect to the Business.  Without limiting the generality of the foregoing, except as set forth in Schedule 5.19, the Sellers:

(a)

are in compliance with, and the Sellers have not violated, the Federal Food, Drug, and Cosmetic Act,  the Federal Trade Commission Act, the Fair Packaging and Labeling Act, Consumer Products Safety Commissions Poison Prevention Act and the Safe Drinking Water and Toxic Enforcement Act of 1986 or "Proposition 65."  No notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by the Sellers or filed, commenced or, to the knowledge of Sellers, threatened against the Sellers, or any one of them, alleging a violation of or liability or potential responsibility under any such law, rule or regulation which have not heretofore been duly cured and for which there is no remaining liability.

(b)

are not in receipt of notice of, or subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action or other compliance or enforcement action, relating to any of the products of the Business or the ingredients thereof or to the facilities in which such products are designed, manufactured, merchandised, serviced, distributed, sold, delivered or handled, whether issued by the Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC") or by any other federal, state, local or foreign authority having or asserting responsibility for the regulation of such products ("Other Authorities"), and, if any such notices or inspections are identified on Schedule 5.19, Sellers have, subsequent to the date thereof, taken and implemented all necessary and appropriate corrective or remedial actions identified in or referenced in any such notices or inspections or in any responses thereto provided by Sellers.

(c)

have obtained all necessary approvals, registrations and authorizations from, has made all necessary and appropriate applications and other submissions to, and have prepared and maintained all records, studies and other documentation needed to satisfy and demonstrate compliance with the requirements of, the FDA, the FTC and Other Authorities for their current business activities relating to the products of the Business.

(d)

have not made any false statement in, or omission from, the applications, approvals, reports or other submissions to the FDA, the FTC or the Other Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or Other Authorities relating to its products.

(e)

have not directly or indirectly made any false statement in, or omission from, any report, study, or other documentation prepared in conjunction with the applications, approvals, reports or records submitted to or prepared for the FDA, the FTC or Other Authorities relating to its products.

(f)

have not directly or indirectly made or offered any payment, gratuity or other thing of value that is prohibited by any law or regulation to personnel of the FDA, the FTC or Other Authorities in connection with the approval or regulatory status of or the facilities in which the products are designed, manufactured, merchandised, serviced, distributed, sold, delivered or handled.

(g)

are in compliance with all applicable regulations and requirements of the FDA, the FTC and Other Authorities relating to the products of the Business, including any good manufacturing or handling practices, requirements for demonstrating and maintaining the safety and efficacy of the products, export or import requirements, certificates of export, requirements for investigating customer complaints and inquiries, labeling requirements and protocols (including requirements for substantiation of marketing, advertising or labeling claims, requirements which prohibit "drug" claims or which require that the FDA receive notice of structure/function claims or pre-market notification of new dietary ingredients), labeling or registration requirements of any foreign jurisdiction into which the products are shipped or sold, shipping requirements, monitoring requirements, packaging or repackaging requirements, recordkeeping requirements, laboratory controls, sterility requirements, inventory controls and storage and warehousing procedures.

(h)

have not received any notification, written or verbal, which remains unresolved as of the date hereof, from the FDA, the FTC, FDA or FTC personnel or Other Authorities indicating that any product of the Business is unsafe or ineffective for its intended use, or have shipped or sold (or permitted to be shipped or sold) any products into any jurisdictions without first having obtained all requisite approvals, registrations and permissions from the FDA, the FTC and Other Authorities or have made claims with respect to such products which are "drug" claims (when in fact such products are not duly registered or qualified as “drugs” under applicable law) or which would cause such products to be deemed misbranded, or which questioned or requested the support or substantiation for any such claims.

5.20

Product Warranty; Product Liability.  Except as set forth on Schedule 5.20, no product of the Business manufactured, sold, licensed, leased or delivered to any party is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease, other than statutory warranties.  Except as set forth in Schedule 5.20, within the three years prior to the date of this Agreement, there have been no breaches of any warranty of any product of the Business manufactured, sold or delivered to any party that have resulted in a material adverse effect on the Company or any Sellers.  Schedule 5.20 includes copies of such standard terms and conditions of sale for the Company (containing applicable guaranty and warranty provisions).

(a)

There is no existing liability, claim or obligation arising from or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company.

5.21

Environmental and Safety Requirements.

(a)

Each of the Sellers, their predecessors and Affiliates has complied with and is in compliance with all Environmental, Health and Safety Requirements.

(b)

Each of the Sellers, their predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

(c)

Neither the Sellers nor any of their predecessors or Affiliates have received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements, or any liabilities or potential liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health and Safety Requirements.

(d)

None of the following exists at any property or facility owned or operated by the Sellers or their predecessors or Affiliates: (i) underground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

(e)

Neither the Sellers nor any of their predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance), in a manner that has given or would give rise to obligations or liabilities, including, without limitation, any obligation or liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health and Safety Requirements.

(f)

Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so called “transaction triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

(g)

Neither the Sellers nor any of their predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any obligation or liability, including any obligation or liability for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

(h)

No facts, events or conditions relating to the past or present facilities, properties or Business of the Sellers or any of their predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health and Safety Requirements, or give rise to any other obligations or liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) pursuant to Environmental, Health and Safety Requirements, including, without limitation, any obligations or liabilities relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

5.22

Insurance.  The attached Schedule 5.22 (the “Insurance Schedule”) sets forth an accurate description of each insurance policy to which Sellers have been a party, a named insured or otherwise the beneficiary of coverage at any time during the past two years with respect to the Business.  All of such insurance policies are legal, valid, binding and enforceable and in full force and effect, and Sellers have not (and never have been) in breach or default with respect to their obligations under such insurance policies.

5.23

Sufficiency of Assets.  The Purchased Assets include all of the assets necessary to permit the Buyer to conduct the Business after the Closing in a manner substantially equivalent to the manner as it is being conducted on the date of this Agreement.  Except for the Excluded Assets, no officer, director, employee or shareholder of the Sellers owns any asset or property used in or pertaining to the Business of the Company.

5.24

Disclosure.  Neither this Agreement, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Sellers that the statements contained in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VI.

6.1

Corporate Organization and Power.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2

Authorization.  The Buyer has full corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder.  Without limiting the generality of the foregoing, the board of directors of the Buyer has duly authorized the execution, delivery, and performance of this Agreement by the Buyer.  This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

6.3

Brokerage Fees.  The Buyer has not authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.

6.4

Closing Date.  All of the representations and warranties contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Buyer has advised Company otherwise in writing prior to the Closing.

ARTICLE VII
TERMINATION

7.1

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of the Buyer and the Company;

(b)

by the Buyer if the Closing has not occurred on or prior to October 15, 2009; provided that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if Buyer’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time; or

(c)

by either the Buyer or the Company if there has been a material misrepresentation or breach of any covenant or agreement to be performed or complied with by the other party, or in the event of a material breach of any representation or warranty of the other party, pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Article III hereof becoming incapable of fulfillment or cure (which condition has not been waived in writing by such affected party) prior to the Closing Date; or

(d)

by the Buyer, if any conditions to Buyer’s obligations under Section 3.1 have not been satisfied for any reason; or

(e)

by the Sellers if any conditions to Sellers’ obligations under Section 3.2 have not been satisfied for any reason; and

(f)

In the event of the termination of this Agreement by either the Buyer or the Sellers under this Section 7.1, all obligations of the parties hereunder shall terminate, except for obligations set forth in this Section 7.1, 9.3 and 9.7 hereof; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenant or agreements set forth in this Agreement.

7.2

Disposition of Deposit.  If this Agreement is terminated by Sellers under Section 7.1(c) or (e) above, or by Buyer under Section 3.1(f), then the Deposit shall be distributed to and retained by Sellers as liquidated damages for all damages they have suffered as a result of any breach or failure to perform by Buyer AND THE DEPOSIT SHALL CONSTITUTE SELLERS’ SOLE AND EXCLUSIVE REMEDY for such breach or failure to perform.  If this Agreement is terminated by Buyer under Section 7.1(a), (b), (c) or (d)(except with respect to Section 3.1(f)), or under Sections 2.6(a), (b) or (c), or under Section 7.3 below, then the Deposit shall be distributed to and retained by Buyer.

7.3

Termination Fee.  If this Agreement is terminated by Sellers for any reason other than Section 7.1(c) or (e) above (or under one of those provisions without a good faith basis for such termination), or it is terminated by Buyer under any part of this Agreement because of the willful refusal or failure of Sellers to pursue approval of this transaction and Agreement as set forth in Section 2.6, or because Sellers receive and wish to accept an alternative offer from another party, including an offer by the Third Party to purchase any of the Purchased Assets other than the LifeTIME Mark and Goodwill, even if such an offer is pursuant to the Right of First Refusal (should such Third Party assert that the Right of First Refusal includes a right to purchase all of the Purchased Assets in addition to the LifeTIME Mark and Goodwill) or otherwise, then Buyer may demand (and shall immediately be paid by Company or Shareholder or both, at the option of Buyer) a termination fee (the “Termination Fee”) of $825,000, which Termination Fee shall be in lieu of all other or alternative damage claims it may have.

ARTICLE VIII
INDEMNIFICATION AND RELATED MATTERS

8.1

Survival.  All representations and warranties set forth in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and continue in full force and effect until the third anniversary of the Closing Date (the “Survival Period”); provided that if a claim for indemnification is made in connection with any representation or warranty set forth in this Agreement, the Survival Period will be extended with respect solely to such representation or warranty until the date of final determination of such claim.  Notwithstanding the foregoing, the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.11, 5.15, 6.1, 6.2, and 6.3, and all covenants and agreements set forth in Article II, IX and X of this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and continue in full force and effect without any time limitation thereafter.

8.2

Indemnification.

(a)

Subject to the limitations set forth in this Article VIII, the Sellers, jointly and severally, shall indemnify, defend and hold harmless the Buyer and its officers, directors, agents, employees and Affiliates from and against any and all loss, liability, deficiency, damage, diminution in value or expense (including reasonable legal expenses and costs and including interest and penalties) (a “Loss”) arising out of, relating to or resulting from (i) any breach (or any third party allegation that, if true would constitute a breach) of a representation or warranty of the Sellers, contained in this Agreement or in any other agreement contemplated herein or in any writing delivered in connection herewith (including any attachment, exhibit, schedule or certificate) (which breach shall be determined for purposes of this Article VIII without regard to any qualification based on knowledge or Seller’s Knowledge with respect to any representation or warranty made in Article V), (ii) any breach by the Sellers of any of the covenants set forth in this Agreement, or (iii) any of the Excluded Liabilities; provided, however, that the Sellers will have no liability hereunder for indemnification with respect to Losses (a) until the aggregate amount of all such Losses exceeds $50,000 and then only for the amount by which the aggregate amount of all such Losses exceeds $50,000.

(b)

Subject to the limitations set forth in this Article VIII, the Buyer shall indemnify, defend and hold harmless the Sellers and their officers, directors, agents, employees and Affiliates from and against any and all Loss arising out of, relating to or resulting from (i) any breach (or any third party allegation that, if true would constitute a breach) of a representation or warranty of the Buyer, contained in this Agreement or in any other agreement contemplated herein or in any writing delivered in connection herewith (including any attachment, exhibit, schedule or certificate) (which breach shall be determined for purposes of this Article VIII without regard to any qualification based on knowledge or Buyer’s Knowledge with respect to any representation or warranty made in Article VI), or (ii) any breach by the Buyer of any of the covenants set forth in this Agreement.

(c)

If a party hereto seeks indemnification under this Section 8.2, such party (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of the facts and circumstances giving rise to the Claim.  In that regard, if any suit, action, claim, liability or obligation (a “Proceeding”) shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 8.2, the Indemnified Party shall notify the Indemnifying Party of the same in writing, specifying in reasonable detail the basis of such Claim and the facts pertaining thereto and the Indemnifying Party, if it so elects and accepts full responsibility therefor, may assume and control the defense thereof (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided, however, that (i) in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to this Section 8.2, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a “Joint Defense Proceeding”) for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties and (ii) if the Proceeding could not reasonably require any payment by the Indemnifying Party, the Indemnifying Party shall have no right to assume and control the defense thereof, but shall have the right to employ counsel separate from counsel employed by the Indemnified Party in such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnifying Party shall be at the expense of the Indemnifying Party unless the employment thereof has been specifically authorized by the Indemnified Party in writing.  If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) due to the circumstances, it is appropriate or necessary for the Indemnified Party to have separate representation as a result of a conflict or potential conflict of interest that may pertain to counsel selected by the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties.  The Indemnified Party shall not be liable for any settlement of any Proceeding by the Indemnifying Party, which settlement involves anything other than solely monetary damages, without the Indemnified Party’s written consent, which may be withheld in its sole discretion.  If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment.  If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

(d)

In addition to any other remedies that the Buyer may have at law or in equity, the Buyer shall be entitled to set-off any amounts due to it from any of the Sellers pursuant to this Article VIII against any amounts otherwise payable by the Buyer to the Sellers.

ARTICLE IX
ADDITIONAL AGREEMENTS

9.1

Continuing Assistance.  Subsequent to the Closing, the parties hereto shall, at their own cost, assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

9.2

Tax Matters.  All sales and transfer Taxes, deed Taxes, conveyance fees, recording charges, documentary, use, stamp, registration and other such Taxes and fees (including any penalties and interest), if any, incurred in connection with Closing or the sale or transfer of any of the real Property to Buyer shall be paid by the Sellers when due, and such parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

9.3

Press Releases and Announcements.  Prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company will be issued without the mutual approval of all parties hereto, except (i) the Buyer or Shareholder may make a press release and file associated documents with NASDAQ and the SEC to announce the transaction upon signature of this Agreement, but shall endeavor to provide the other party with prior notification and the opportunity to comment on the same (provided the Sellers agree not to engage in any trading of Buyer’s stock or disclose its knowledge of such pending announcement to any party other than its professional advisors, except in a manner that is contemplated to ensure compliance with applicable securities laws and regulations), and (ii) the Buyer or Shareholder may make any additional public disclosure which the Buyer in good faith believes is required by law or regulation.  Subject to the foregoing exceptions, after the Closing Date and until the first anniversary of the Closing Date, no press releases related to this Agreement and the transactions contemplated herein will be issued without the parties written mutual consent, unless required by applicable law, and if so required, then the procedures outlined above shall be followed with respect to any such press release.

9.4

Further Actions.  The Sellers shall execute and deliver such further instruments of conveyance and transfer and the parties will take such additional action as any other party may reasonably request to effect, consummate, confirm or evidence the transfer to the Buyer of the Purchased Assets and any other transactions contemplated by this Agreement.

9.5

Specific Performance.  The Sellers acknowledge that the Company’s business is unique and recognizes and affirms that in the event of a breach of this Agreement by any of such parties, money damages may be inadequate and the Buyer may have no adequate remedy at law.  Accordingly, the Sellers agree that the Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such parties’ obligations hereunder not only by an action or actions for damages under the indemnification provisions of Article VIII but also by an action or actions for specific performance, injunctive and/or other equitable relief.

9.6

Investigation.  Prior to the Closing Date, the Buyer may make or cause to be made such investigation of the business and properties of the Sellers as it deems necessary or advisable to familiarize itself therewith; provided that such investigation shall be reasonably related to the transactions contemplated hereby.  The Sellers shall, and shall cause the Company and its officers, directors, employees and agents to, permit Buyer and its employees, agents, accounting, legal and other authorized representatives and representatives of the financial institutions which are considering participation in the financing of this transaction to, at reasonable times, (i) have full access to the premises, books and records of the Company at reasonable hours, (ii) visit and inspect any of the properties of the Company, and (iii) discuss the affairs, finances and accounts of the Company with the directors and independent accountants of the Company.

9.7

Fees and Expenses.  Except as otherwise provided herein, the parties hereto shall pay all of their own fees and expenses (including, if incurred, fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

9.8

Books and Records.  Before and after Closing, Sellers shall allow the Buyer’s representatives, attorneys and accountants access to the Company’s books and records, upon reasonable request and during such party’s normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby.

9.9

Negotiations with Others.  During the period from the Effective Date to the Closing Date, or until such date as this Agreement may be terminated in accordance with its terms, neither Sellers nor any of Sellers’ officers, directors, counsel, accountants, auditors, investment bankers or other agents retained by or acting on behalf of Sellers, will (i) seek, solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group (other than Buyer) relating to the possible acquisition of stock or equity interests of Seller or the possible purchase of all or substantially all of the Purchased Assets, or any tender or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, Seller (each an “Acquisition Proposal”), (ii) enter into, participate or cooperate in or consider or pursue any discussions or negotiations regarding or that reasonably may be expected to lead to an Acquisition Proposal or furnish to any person or entity information concerning Seller for purposes of facilitating any Acquisition Proposal, or (iii) otherwise solicit or cooperate in any way with, or assist, participate in, facilitate or encourage any effort or attempt by any person to make or enter into an Acquisition Proposal.  Seller shall notify Buyer in writing within twenty-four (24) hours following receipt of any unsolicited Acquisition Proposal or request for information from any third party.  Such written notification shall describe in reasonable detail any such occurrence and identify the person or persons involved.

ARTICLE X
MISCELLANEOUS

10.1

Amendment and Waiver.  This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by each of the parties hereto.  No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

10.2

Notices.  All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied.  Notices, demands and communications to the parties hereto will, unless another address is specified in writing, be sent to the address indicated below:

(i)

If to the Sellers, to:

9380 East Bahia, Suite A201
Scottsdale, AZ 85260

Attn: Neil Reithinger, President

Facsimile Number: (480) 483-2168

With a copy to, which shall not constitute notice, to:

Trombly Business Law

1320 Centre Street, Suite 202

Newton, MA  02459

Attn: Amy Trombly

Fax: (617) 243-0066

(ii)

If to the Buyer, to:

Nutra, Inc.

1500 Kearns Blvd., Suite B-200

Park City, UT 84060

Attention: Frank W. Gay II

Fax: 435-655-6080

With a copy to, which shall not constitute notice, to:

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

United States of America

Attention: Stephen D. Oetgen

Fax: (415) 439-1314 (rightfax)

(b)

All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 10.2 if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five (5)  business days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) business days following the date when mailed or couriered, as the case may be.  Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

10.3

Binding Agreement; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) or (iii) collaterally assign all of the Buyer’s rights, interests and benefits under this Agreement to Buyer’s financing sources.

10.4

Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

10.5

Entire Agreement.  This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.  Subject to Section 10.9 below, there are no agreements, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement.

10.6

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

10.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.8

Confidentiality Agreement.  Nothing in this Agreement shall be deemed to cancel the existing confidentiality agreement executed by and between the Buyer and the Company.  However, in the event of any conflict between the provisions of this Agreement and such confidentiality agreement, the provisions of this Agreement shall prevail.

10.9

Non-compete Agreements.

(a)

Sellers shall deliver to the Buyer as soon as practicable following the Closing Date, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the Business which Sellers may possess or have under their control.  Subject to Section 10.9(c) below, Sellers agree that during the Non-Competition Period, Sellers will not permit their names to be used by or participate as a manufacturer, marketer or distributor of dietary or nutritional supplements to (a) any retail stores in the United States of America and its possessions and territories as well as Canada (including national retailers like Wal-Mart, Walgreen’s, Rite Aid and similar chains, regional and independent retailers, including drug stores, grocery stores, discount clubs such as Costco and Sam’s Club, and health food stores, specifically including any local, regional and national chains of health food stores and/or natural grocery stores, including Whole Foods, GNC and Vitamin Shoppe), or (b) any customer, distributor or similar party, or into any distribution channel (i) in the United States or Canada or (ii) in any geographical territory in which Sellers did business or into which Sellers sold products for the twenty four month period prior to the Closing Date and during the period after Closing until the Non-Competition Period begins (the “Restrictive Territories”).  For purposes of this Agreement, the term “participate” includes any direct or indirect interest in any enterprise, whether as a partner, sole proprietor, stockholder, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, investor, lender, owner or otherwise; provided that the term “participate” shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Sellers acknowledge that the restrictions set forth above are reasonable and necessary with respect to duration, geography and scope to protect the goodwill of the business being sold pursuant to this Agreement. Subject to Section 10.9(c) below, during the Non-Competition Period, Sellers shall not (i) induce or attempt to induce any employee of Buyer or its Affiliates to leave its employ or in any way interfere with the relationship between Buyer and its Affiliates and their respective employees, (ii) solicit any person who was an employee of Buyer or its Affiliates at any time during the Non-Competition Period or (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee or other business relation of Buyer or its Affiliates to cease doing business with them or in any way interfere with the relationship between Buyer or any of its Affiliates and any such person or business relation (including, without limitation, making any negative statements or communications about Buyer or its Affiliates).  Notwithstanding the foregoing, nothing herein shall prevent Sellers from hiring an employee of Buyer or its Affiliates who responds to a general advertisement of a position or who, without any solicitation or contact from Sellers, applies for a position with Sellers.

(b)

The Parties hereto agree that Buyer would suffer irreparable harm from a breach by Sellers of any of the covenants or agreements contained in this Section 10.9 and that money damages would not be an adequate remedy for any such breach.  In the event of a breach or threatened breach by Sellers of any of the provisions of this Section 10.9, Buyer or its successors or assigns, in addition to all other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (including, without limitation, the extension of the Non-Competition Period by a period equal to the length of the violation of this Section 10.9), without posting any bond or other security.  In the event of an alleged breach or violation by Sellers of any of the provisions of this Section 10.9, the Non-Competition Period described above shall be tolled until such alleged breach or violation has been duly cured.  Sellers agree that these restrictions are reasonable.  If, at the time of enforcement of any of the provisions of this Section 10.9, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.  Sellers agree that the covenants made in Section 10.9 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

(c)

At Closing, if requested by Buyer, Sellers shall deliver to Buyer counterparts to the foregoing non-competition covenants, duly executed by each of the Shareholders.

(d)

Notwithstanding anything to the contrary in this Section 10.11, nothing herein shall be deemed to prevent Sellers or any of their Affiliates from manufacturing, marketing, selling or distributing ready to drink beverages, teas (in liquid, powder or tea-bag form), functional beverages, new age beverages, iced tonics, juices, energy drinks, carbonated drinks of any kind or water or functional water (the “Skae Beverage Business”).

10.12

Corporate Names.  Sellers agree to terminate and cancel any “DBA” filings it may have with regard to the name LifeTIME or Baywood or any similar name promptly after Closing, or transfer the same to Buyer if Buyer so requests and to the extent transferable.  Notwithstanding anything herein to the contrary, Sellers may continue to use “Baywood International” and “Baywood Making Life Better” until December 31, 2009.  Sellers acknowledge that Buyer may be applying for fictitious name filings for “LifeTIME” or “Baywood” or similar names in various jurisdictions and agree to sign consents for any required filings if necessary.

10.13

License to Use Corporate Names on Labels and Marketing Material

.  Sellers grant a license to Buyer to use any and all of Seller’s entity names, fictitious names or other names that, immediately prior to Closing, are found on any labels, brochures, marketing materials, websites or other information or materials that were used by the Business prior to Closing but are not part of the Purchased Assets until such time as Buyer has modified or updated such items.

10.14

Reciprocal License to Use Corporate Names.   Buyer grants a license to Sellers to use the name “Baywood” as part of Seller’s corporate name and on Seller’s websites, marketing materials and other documents and stationery for a period of up to six (6) months after Closing, after which time Sellers shall cease using such name.

10.15

Including:  The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matter immediately following it.

*    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER:

NUTRA, INC.,
A DELAWARE CORPORATION

By:	/s/ Jeffery A. Hinrichs

Its:	Vice President

COMPANY:

NUTRITIONAL SPECIALTIES, INC.
A NEVADA CORPORATION

By:	/s/ Neil Reithinger
Neil Reithinger, CEO

SHAREHOLDER:

BAYWOOD INTERNATIONAL, INC.,
A NEVADA CORPORATION

By:	/s/ Eric Skae
Its:	CEO

Exhibit List

Exhibit A

Lease

Exhibit B

Form of Notice of Right of First Refusal to Third Party

Exhibit C

Form of LifeTIME Trademark and Goodwill Assignment

Schedule List   [Most of the following schedules will be provided or updated prior to Closing]

NAV Schedule

Schedule 2.1(a)(v) – Assigned Purchase Orders Schedule

Schedule 5.4 – Financial Statements Tax Returns Schedule

Schedule 5.6 – Liabilities Schedule

Schedule 5.7 – Developments Schedule

Schedule 5.8 – Lease and Encumbrances Schedule

Schedule 5.9 – Accounts Receivable Aging Report

Schedule 5.11 – Taxes Schedule

Schedule 5.12 – Contracts Schedule

Schedule 5.13 – Proprietary Rights Schedule

Schedule 5.14 – Litigation Schedule

Schedule 5.16 – Governmental Licenses and Permits Schedule

Schedule 5.18 – Employee Benefits Schedule

Schedule 5.19 – Compliance Schedule

Schedule 5.20 – Product Warranty and Product Liability Schedule

Schedule 5.22 – Insurance Schedule

Schedule 5.4 to Asset Purchase Agreement

Financial Statements and Tax Returns Schedule

Financial Statements

Unaudited Statement of Operations and Balance Sheet for the

Fiscal Year Ended December 31, 2008

Statement of Operations

For the year ended December 31, 2008

Lifetime [1]
SALES:
Net Sales	$12,713,755

COST OF SALES:
Cost of Sales	7,046,140

GROSS PROFIT	5,667,615

OPERATING EXPENSES:
Shipping and Handling	1,291,176
Marketing Expenses	2,160,782
General & Administrative	1,113,721
Depreciation & Amortization	105,381

TOTAL OPERATING EXPENSES	4,671,060

OPERATING INCOME (LOSS)	996,555

OTHER INCOME (EXPENSE):
Interest Income	759
Miscellaneous Income (Expense), Net	24,943
Interest Expense	(48,105)

TOTAL OTHER INCOME (EXPENSE)	(22,403)

INCOME (LOSS) BEFORE TAXES	$974,152

———————

1

Includes Baywood brand

Balance Sheet

December 31, 2008

Lifetime [1]
CURRENT ASSETS
Cash & cash equivalents	$––
Accounts Receivable	908,072
Allowance for Doubtful Accounts	(153,324)
Inventory	1,048,343
Inventory Reserve	(71,452)
Prepaids	48,351

Total Current Assets	1,779,990

PROPERTY & EQUIPMENT
Property & Equipment	83,491
Accumulated Depreciation	(14,877)

Total Property & Equipment	68,614

OTHER ASSETS
Goodwill & Other intangible assets, net	9,377,062

Total Other Assets	9,377,062

Total Assets	$11,225,666)

CURRENT LIABILITIES
Accounts Payable	$656,318
Accrued Liabilities	505,149
Intercompany transactions	(115,603)
Intercompany	(2,840,075)

Total Current Liabilities	(1,794,211)

OTHER LIABILTIES
Long-term debt	901,628
Total Other Liabilities	901,628

Total Liabilities
STOCKHOLDERS' EQUITY
Common Stock
Additional Paid-in Capital	40,000
Retained Earnings	10,128,899
1,949,350
Total Stockholders' Equity
12,118,249
Total Liabilities and Stockholders' Equity
Common Stock	$11,225,666

Tax Returns

See Schedule 5.11

Schedule 5.11 to Asset Purchase Agreement

Taxes

For 2008, the Company files its federal tax return and state tax returns in Nevada, Arizona, California and Idaho as part of the Shareholder’s consolidated federal tax return and the Shareholder filed an extension for its 2008 consolidated federal tax return and state tax returns.

For 2007, the Company filed an extension for its 2007 federal tax returns and state tax returns in the states that it was required to file.

Schedule 5.12 to Asset Purchase Agreement

Contracts Schedule

Below is a list of contracts that have been disclosed to Buyer; however, Buyer has not determined whether the contracts will be assumed under the Purchase Agreement.

1.

License and Distribution Agreement between Indiana Whitter Distributors and Nutritional Specialties, Inc. dba LifeTime Vitamins dated July 1, 2008.

2.

Lease Agreement dated May 13, 2005 between Boyd Business Center of Orange (“Landlord”) and Life Time Vitamins Nutritional Specialties, Inc. (“Tenant”) for 10,381 square feet (the “Premises”) located in a one story building located at 1967 Glassell, Orange, California, Assignment and Assumption Agreement dated May 24, 2007, and First Amendment to Lease Agreement dated June 5, 2008.

3.

Pitney Bowes Agreement between Pitney Bowes and Nutritional Specialties, Inc.

4.

Brokerage Agreement between Cheri Reaume (Suncoast Nutrition Source) and Nutritional Specialties, Inc. dated January 1, 2008.

5.

Master Broker Agreement between Aspen Naturals, LLC and Nutritional Specialties, Inc. dated June 1, 2008.

6.

Master Broker Agreement between Bart Gregoroff and Nutritional Specialties, Inc. dated March 15, 2008.

7.

Master Broker Agreement between Jeff Cammack and Nutritional Specialties, Inc. dated May 15, 2008.

8.

Master Broker Agreement between Maureen Knight and Nutritional Specialties, Inc. dated December 1, 2008.

9.

Master Broker Agreement between Stephanie Amann and Nutritional Specialties, Inc. dated December 1, 2008.

10.

Broker Agreement between Alan and Chris Klehr and Nutritional Specialties, Inc. dated November 1, 2001.

11.

Broker Agreement between Catherine Czajkowski and Nutritional Specialties, Inc. dated May 1, 1998.

12.

Broker Agreement between Walter E. Moody and Nutritional Specialties, Inc. dated July 1, 2003.

13.

Broker Agreement between Earl Rangel and Nutritional Specialties, Inc. dated April 28, 1997.

14.

Broker Agreement between John Burns and Nutritional Specialties, Inc. dated November 15, 2003.

15.

Broker Agreement between Pam Harmell and Nutritional Specialties, Inc. dated May 1, 1999.

16.

Broker Agreement between Sean Bos and Nutritional Specialties, Inc. dated October 23, 2003.

17.

Master Broker Agreement between Classic Sales & Marketing and Nutritional Specialties, Inc. dated April 16, 2008.

18.

Sales Broker Agreement between John Raimondo and Nutritional Specialties, Inc. dated January 28, 2009.

19.

Master Broker Agreement between Creative Health Marketing and Nutritional Specialties, Inc. dated May 1, 2008.

20.

Master Broker Agreement between Rob Yeager and Nutritional Specialties, Inc. dated June 1, 2009.

21.

Assignment and Assumption of Lease between Baywood Acquisitions, Inc. and Nutritional Specialties, Inc. dated March 30, 2007.

22.

Letter Agreement between Victoria Health Foods and Nutritional Specialties, Inc. dated June 9, 1999.

23.

Exclusive Distributorship Agreement between Agram 89, Ltd. and Nutritional Specialties, Inc. dated April 1, 2005.

24.

Exclusive Distributorship Agreement between Al Madina Enterprises and Nutritional Specialties, Inc. dated September 5, 2005.

25.

Exclusive Distributorship Agreement between Nature’s Way of Canada Limited and Nutritional Specialties, Inc. dated January 1, 2008.

26.

Exclusive Distributorship Agreement between 3D Farma, LDA and Nutritional Specialties, Inc. dated March 1, 2005.

27.

Distributor Certificate between Rashwell, Inc. and Nutritional Specialties, Inc. dated March 6, 2000.

28.

Exclusive Distributorship Agreement between Global-Active, Ltd. and Nutritional Specialties, Inc. dated December 1, 2006.

29.

License and Distribution Agreement between SVG Dis Ticaret Ltd. and Nutritional Specialties, Inc. dated October 1, 2007.

30.

License and Distribution Agreement between AVL Trading LLC and Nutritional Specialties, Inc. dated October 10, 2008.

31.

Exclusive Distribution Agreement between Farmatek IC VE DIS TIC Ldt. STI and Nutritional Specialties, Inc. dated April 3, 2006.

32.

Employment Agreement between Thomas Pinkowski and Baywood International, Inc. March 30, 2007.

33.

Settlement Agreement and Mutual Release between Farmatek IC VE DIS TIC, Ltd. STI and Oskiyan Hamdemir and Baywood International, Inc. dated June 12, 2009.

34.

Purchasing Agreement, Contract No. 4056 between General Nutrition Corporation and Nutritional Specialties, Inc. dated January 1, 2009.

35.

Promissory Note between Thomas and Lisa Krech Family Trust of 2004 and Nutritional Specialties, Inc. dated May 18, 2006.

36.

Manufacturing and Supply Agreement between Gemini Pharmaceuticals, Inc. and Baywood International, Inc.

37.

Manufacturing and Supply Agreement between NHK Laboratories, Inc. and Baywood International, Inc. dated March 20, 2007.

38.

License Agreement between Sneeze Formula, Inc. and Baywood International, Inc. dated June 10, 1999.

39.

License Agreement between Snore Formula, Inc. and Baywood International, Inc.

40.

Service Order Agreement between XO Communications, Inc. and Nutritional Specialties, Inc. dated October 22, 2008.

41.

Trademark License Agreement between Life Time Fitness, Inc. and Nutritional Specialties, Inc. dated October 30, 2003.

APPENDIX B

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION,

AS AMENDED

OF

BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Articles of Incorporation, as amended, were approved by the stockholders of the corporation on August 5, 2009 in the manner required by the Articles of Incorporation, as amended:

(1) RESOLVED, that Article One of the Articles of Incorporation, as amended, of Baywood International, Inc. is hereby amended to read as follows:

"The name of the corporation is New Leaf Brands, Inc.”

TWO: The amendment to the Articles of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation, as amended, to be signed by its duly authorized officer this ____, 2009.

Baywood International, Inc.

By:

Eric Skae
President and Chief Executive Officer

B-1